                                                                  Exhibit 10.126


                      AMENDED AND RESTATED TRUST INDENTURE

                          DATED AS OF DECEMBER 31, 1998


                                     BETWEEN

                             AQUENERGY SYSTEMS, INC.

                                       AND

               UNUM LIFE INSURANCE COMPANY OF AMERICA, AS TRUSTEE




                                       RE:

                        $2,060,000 SENIOR NOTES DUE 2008
                     $2,940,000 SUBORDINATED NOTES DUE 2008

                                TABLE OF CONTENTS


SECTION 1.  INTERPRETATION OF AGREEMENT; DEFINITIONS.                          2
         Section 1.1       Definitions                                         2
         Section 1.2       Accounting Principles                               8

SECTION 2.  THE NOTES.                                                         9
         Section 2.1       The Senior Notes                                    9
         Section 2.2       The Subordinated Notes                              9
         Section 2.3       Priority for Application of Funds                  10
         Section 2.4       Certificate of Authentication                      10
         Section 2.5       Payment of the Senior Notes; Deferrals             10
         Section 2.6       Conversion of the Subordinated Notes; Company's
                           Rights of Redemption and First Offer               11
         Section 2.7       The Note Register                                  13
         Section 2.8       Transfers and Exchanges                            13
         Section 2.9       New Notes                                          14
         Section 2.10      Cancellation of Notes                              14
         Section 2.11      Trustee as Agent                                   15
         Section 2.12      Ownership                                          15
         Section 2.13      Security for the Notes                             15

SECTION 3.  PARTICULAR COVENANTS OF THE COMPANY.                              15
         Section 3.1       Warranty of Title                                  15
         Section 3.2       To Pay Principal and Interest, etc                 15
         Section 3.3       Note Agreement, Mortgage and Assignment Covenants  15
         Section 3.4       Legal Existence, etc                               16
         Section 3.5       Maintenance of Lien:  Recording                    16
         Section 3.6       Further Assurances:  After-Acquired Property       17
         Section 3.7       Maintenance of Property                            17
         Section 3.8       Maintenance of Insurance                           17
         Section 3.9       Application of Insurance and Condemnation Proceeds 19
         Section 3.10      Payment of Taxes and Other Charges; Compliance
                           with Laws                                          20
         Section 3.11      Limitation on Liens                                21
         Section 3.12      Sale of Assets or Merger                           22
         Section 3.13      Permitted Indebtedness                             22
         Section 3.14      Permitted Distributions                            23
         Section 3.15      Transactions with Affiliates; O&M Agreement        23
         Section 3.16      Acquisition of Notes                               23
         Section 3.17      Financial and Business Information                 23
         Section 3.18      Business and Property of the Constituent Companies 25
         Section 3.19      Power Sale Agreements                              25
         Section 3.20      Project Expenses                                   25
         Section 3.21      Qualified Employees                                26

SECTION  4. RESERVE ACCOUNT; SECURITY INTEREST; DEPOSIT AND APPLICATION OF
            MONEYS.                                                           26
         Section 4.1       Reserve Account                                    26
         Section 4.2       Withdrawals from the Reserve Account               27
         Section 4.3       Payments by Power Companies                        28
         Section 4.4       Investment of Funds                                29
         Section 4.5       Security Interest in Reserve Account and Operating
                           Account                                            29

SECTION 5.        PREPAYMENT OF NOTES.                                        30
         Section 5.1       Optional Prepayments                               30
         Section 5.2       Notice of Optional Prepayments                     30
         Section 5.3       Allocation of Partial Prepayments                  30

SECTION 6.        REMEDIES OF THE TRUSTEE AND THE NOTEHOLDERS.                31
         Section 6.1       Definition of Event of Default; Acceleration of
                           Maturity                                           31
         Section 6.2       Completed Default; Acceleration of Maturity        32
         Section 6.3       Suits for Enforcement; Power of Sale               33
         Section 6.4       Foreclosure and Sale of Mortgaged Property         34
         Section 6.5       Adjournment of Sale                                34
         Section 6.6       Trustee May Execute Conveyances and Deliver
                           Possession; Sale a Bar                             34
         Section 6.7       Receipt Sufficient Discharge for Purchaser         35
         Section 6.8       Sale to Accelerate Notes                           35
         Section 6.9       Application of Proceeds of Sale                    35
         Section 6.10      Purchase of Mortgaged Property                     36
         Section 6.11      Trustee Entitled to Appointment of Receiver        36
         Section 6.12      Trustee May Enforce Rights Without Notes           36
         Section 6.13      Notice of Event of Default; Waiver                 37
         Section 6.14      Limitation on Noteholders'Right to Sue             37
         Section 6.15      Remedies Cumulative                                38
         Section 6.16      Delay or Omission Not a Waiver                     38
         Section 6.17      Waiver of Extension, Appraisement, Stay, Laws      38
         Section 6.18      Control of Remedies by Noteholders                 38
         Section 6.19      Trustee may File Proofs of Claims                  39
         Section 6.20      Right of Trustee to Perform Covenants, etc         39
         Section 6.21      Remedies Subject to Provisions of Law              40

SECTION 7.        CONCERNING THE TRUSTEE.                                     40
         Section 7.1       Duties of Trustee                                  40
         Section 7.2       Trustee's Liability                                40
         Section 7.3       No Responsibility of Trustee for Recitals          42
         Section 7.4       Compensation and Expenses of Trustee;
                           Indemnification; Lien Therefor                     42
         Section 7.5       Moneys Received by Trustee; Trust Funds
                           Segregation                                        42
         Section 7.6       Trustee May Hold Notes                             43
         Section 7.7       Resignation of Trustee                             43

         Section 7.8       Removal of Trustee                                 43
         Section 7.9       Appointment of Successor Trustee                   43
         Section 7.10      Succession of Successor Trustee                    44
         Section 7.11      Eligibility of Trustee                             44
         Section 7.12      Successor Trustee by Merger                        44


SECTION 8.        SUPPLEMENTAL INDENTURES; WAIVERS.                           45
         Section 8.1       Supplemental Indentures Without Noteholders'
                           Consent                                            45
         Section 8.2       Waivers and Consents by Noteholders; Supplemental
                           Indentures With Noteholders'Consent                45
         Section 8.3       Notice of Supplemental Indenture                   46
         Section 8.4       Opinion of Counsel Conclusive as to Supplemental
                           Indenture                                          46

SECTION 9.        MISCELLANEOUS.                                              47
         Section 9.1       Evidence of Action by Noteholders                  47
         Section 9.2       Defeasance                                         47
         Section 9.3       Release of Lien                                    47
         Section 9.4       Indenture for Benefit of Parties Hereto            47
         Section 9.5       Severability                                       48
         Section 9.6       Addresses for Notices and Demands                  48
         Section 9.7       Successors and Assigns                             48
         Section 9.8       Counterparts; Descriptive Headings                 48
         Section 9.9       Governing Law                                      48
         Section 9.10      No Personal Recourse                               48
         Section 9.11      Reimbursement of Noteholder Expenses               49

                      AMENDED AND RESTATED TRUST INDENTURE

         TRUST INDENTURE dated as of December 31, 1998 (herein, as the same may be amended or supplemented from time to time, called the "Indenture") between AQUENERGY SYSTEMS, INC., a South Carolina corporation (the "Company"), whose post office address is P.O. Box 8597, 1311 A Miller Road, Greenville, South Carolina 29604, and UNUM LIFE INSURANCE COMPANY OF AMERICA, a Maine corporation, as Trustee (the "Trustee"), whose post office address is 2211 Congress Street, Portland, Maine 04122.

         WHEREAS, the defined terms used in this Indenture shall have the respective meanings indicated in Section 1.1 unless elsewhere defined or the context shall otherwise require; and

         WHEREAS, the Company has previously issued the aggregate principal amount of $8,000,000 of its 11.25% Secured Notes due 1988-2003; and

         WHEREAS, in connection with the 11.25% Secured Notes due 1988-2003, the Company entered into an Indenture with the Trustee dated November 1, 1988 (the "Original Indenture"); and

         WHEREAS, the Company, with the consent of the Trustee and the Noteholders, proposes to substitute for the Secured Notes and all amounts due thereunder and under the Original Indenture (i) $2,060,000 of its 6.5% Senior Notes and (ii) $2,940,000 of its 11.5% Subordinated Notes (the Senior Notes and the Subordinated Notes together the ("Notes"), which Notes are to be issued under and secured by this Indenture; and

         WHEREAS, the parties have agreed to amend and restate the Original Indenture; and

         WHEREAS, all things necessary to make this Indenture the valid obligation of the Company according to its tenor and effect have been done or authorized;

         NOW, THEREFORE, in consideration of the premises and of the sum of Ten Dollars and of other good and valuable consideration, the receipt whereof is hereby acknowledged upon the execution and delivery of this Indenture, the Original Indenture is hereby amended and restated in its entirety; the Company declares that the purpose of this Indenture is to secure the equal and pro rata payment of the principal of and premium, if any, and interest on the Notes at any time outstanding hereunder according to their tenor and the provisions hereof, and to secure the faithful performance and observance of all the covenants and provisions in the Notes, the Note Agreement, the Mortgages, the Assignment and in this Indenture contained, and to declare the terms and conditions upon which the Notes will be secured, authenticated, issued, transferred and exchanged, and upon which the trusts hereof are to be administered by the Trustee;

         THE TRUSTEE DOES HEREBY DECLARE THAT it will hold in trust for the benefit of the holders of the Notes (but only to the extent of its legal qualification under the laws of any particular jurisdiction to receive and hold Property therein for the purposes hereof) all the right, title and interest in and to all mortgages, deeds or pledges or similar security instruments now or hereafter executed and delivered by the Company to the Trustee, as such mortgages, deeds, pledges or similar security instruments have been amended or restated, together with all right, title and interest thereby granted, conveyed, mortgaged or assigned and all proceeds and avails thereof (all such Properties so held by the Trustee bing sometimes herein referred to as the "Mortgaged Property").

         TO HAVE AND TO HOLD all and singular the Mortgaged Property whether now owned or held or hereafter acquired, unto the Trustee, its successors in trust and assigns forever;

         IN TRUST, NEVERTHELESS, with power of sale, for the equal and ratable benefit and security of the Notes from time to time outstanding hereunder, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale, authentication, delivery or otherwise, and for the enforcement of the payment of the principal of, premium if any, and interest on the Notes in accordance with their terms, and all other sums payable under this Indenture or on the Notes, and observance and performance of the provisions of the Note Agreement, the Mortgages, the Assignment and this Indenture, all as herein provided.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED, that the Notes are to be issued, authenticated, delivered and secured, and that the Mortgaged Property is to be held, dealt with and disposed of by the Trustee, upon and subject to the provisions of this Indenture.

         IT IS ALSO HEREBY COVENANTED, DECLARED AND AGREED, that this Indenture shall constitute a security agreement under the Uniform Commercial Code as in effect in the applicable jurisdiction or jurisdictions to the extent provided in
Section 4.5 hereof.

SECTION 1.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

         Section 1.1 Definitions . Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Affiliate" means any Person, which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, the Person in question. Without limitation, Coneross and CHI-SE are Affiliates of the Company. The term "control" means the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of its equity interest, by contract or otherwise.

         "Agency Agreement" means the letter agreement between the Trustee, the Note Purchasers and CHI-SE, dated December 31, 1998, appointing CHI-SE agent for the Trustee and the Note Purchasers with respect to actions to be taken by CHI-SE pursuant to Section 4 hereof.

         "Aquenergy III" means Aquenergy III Limited Partnership, formerly a South Carolina limited partnership, which was under common control with the Company.

         "Assignment" means the Assignment of Mortgage and Security Agreement dated as of November 1, 1988 with respect to the Lien of the Company on the Coneross Project and related Mortgaged Property.

         "Budget Changes" has the meaning assigned thereto in Section 3.17(d) hereof.

         "Business Day" means any day other than a Saturday, Sunday or a legal holiday for banks in the States of South Carolina or Massachusetts.

         "Cash Report" means a monthly report setting forth the cash activity of the Reserve Account.

         "CHI-SE" means Consolidated Hydro Southeast, Inc., a Delaware corporation, which is under common control with the Company and a successor in interest to Aquenergy III.

         "Closing Date" means such date as shall be specified by not less than five Business Days' prior written notice from the Company to the Note Purchasers, upon which date delivery of the Notes will be made in exchange for delivery for cancellation of the notes outstanding under the Existing Indenture, as more fully set forth in the Note Agreement.

         "Company Agreements" means the Operative Agreements to which the Company is a party.

         "Company Mortgaged Property" means the fee simple estate of the Company in the Company Projects and related water rights, easements, improvements, equipment, other personal property, manufacturers' warranties, current and future Power Sale Agreements, operation and maintenance agreements, and all rights, licenses, permits, easements and exemptions relating thereto and other appurtenances thereto.

         "Company Mortgages" means each and every mortgage, deed of trust, security agreement, collateral assignment, pledge or similar security instrument executed and delivered by the Company to the Trustee, including, without limitation, the Mortgage and Security Agreements and the Deed of Trust and Security Agreement dated as of November 1, 1988, with respect to the Woodside I, Piedmont, Woodside II, Apalache, Fries and Ware Shoals Projects, under and pursuant to which the Company has mortgaged to the Trustee the Mortgaged Property described therein.

         "Company Projects" means the Woodside I, Piedmont, Woodside II, Apalache, Fries and Ware Shoals Projects collectively, and "Company Project" means any of the Company Projects individually.

         "Coneross" means Coneross Power Corporation, a South Carolina corporation, which is under common control with the Company.

         "Coneross Agreements" means the Operative Agreements to which Coneross is a party.

         "Coneross Mortgage" means each and every mortgage, deed of trust, security agreement, collateral assignment, pledge or similar security instrument executed and delivered by Coneross to the Company, including, without limitation, the Mortgage and Security Agreement dated as of November 1, 1988, with respect to the Coneross Project, under and pursuant to which Coneross has mortgaged to the Company the Mortgaged Property described therein.

         "Coneross Mortgaged Property" means the fee simple estate of Coneross in the Coneross Project and related water rights, easements, improvements, equipment, other personal property, manufacturers' warranties, current and future Power Sale Agreements, operation and maintenance Agreements, and all rights, licenses, permits, easements and exemptions relating thereto and other appurtenances thereto.

         "Coneross Project" means the hydroelectric generating facility owned by Coneross.

         "Consolidated Net Cash Flow After Priority Payments" has the meaning assigned thereto in Section 2.2 hereof.

         "Constituent Companies" means the Company and Coneross.

         "Constituent Companies Agreements" means the Company Agreements and the Coneross Agreements.

         "Conversion Agreement" has the meaning assigned thereto in Section 2.6(a) hereof.

         "Debt Service Account" has the meaning assigned thereto in Section 4.1(a) hereof, and applies only to the Original Indenture.

         "Debt Service Payment Date" means, with respect to the Senior Notes, the last day of each month from January 31, 1999 to December 31, 2008, inclusive.

         "Default" shall mean any event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

         "Duke" means Duke Power Company, a North Carolina corporation, the electric power purchaser under the Power Sale Agreements for the Piedmont, Woodside I, Woodside II, Apalache and Ware Shoals Projects.

         "Effective Date" means December 31, 1998.

         "Event of Default" shall mean any of the Events of Default referred to in Section 6.1 hereof.

         "Fair Market Value" means the price that would be paid assuming the sale were between a willing buyer and a willing unrelated seller. If the parties are unable to agree on such price within fifteen (15) Business Days of the receipt of reasonably complete information as part of a proposal by either of them, they shall retain the services of a professional appraiser who has experience in the appropriate industries, nominated by the Company and reasonably acceptable to the holders of the Subordinated Notes who are proposing to sell. If the parties cannot agree on the appraiser within fifteen (15) Business Days of initial nomination, or such longer period as the parties have agreed, then each party shall choose a single appraiser, and the two appraisers thus chosen shall choose the third appraiser, which third appraiser shall perform the appraisal. If the first two appraisers cannot agree on the third appraiser within ten (10) Business Days of submission, such appraiser shall be chosen by the American Arbitration Association.

         "Final Budget" has the meaning assigned thereto in Section 3.17(d) hereof.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

         "Indebtedness" shall mean and include (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which Indebtedness is to be determined, other than partners' or shareholders' equity (ii) indebtedness secured by any Lien existing on Property owned subject to such Lien, whether or not the Indebtedness secured thereby shall have been assumed, and (iii) guarantees, endorsements and other contingent obligations in respect of indebtedness of others.

         "Letter of Credit" has the meaning assigned thereto in Section 4.1(c) hereof.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or Lien arising from a mortgage, deed of trust, security agreement, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. for the purposes of this Indenture, each Constituent Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         "Management Fees" has the meaning ascribed in the O&M Agreement.

         "Mortgaged Property" means the Company Mortgaged Property and the Coneross Mortgaged Property collectively.

         "Mortgages" means the Company Mortgages and the Coneross Mortgage collectively, and "Mortgage" means any of the Mortgages individually.

         "Note" means any of, and "Notes" shall mean all of, the then outstanding Notes, including the Senior Notes and the Subordinated Notes. The term "outstanding" when used with reference to Notes shall mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

                  (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes for the payment of which moneys in the necessary amount to pay all principal, premium, if any, and interest due and payable thereon shall have been deposited in trust with the Trustee;

                  (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of
         Section 2.8; and

                  (d) Notes held or acquired by the Company or any Affiliate.

         "Note Agreement" means the Note Exchange Agreement, dated as of December 31, 1998, between the Company and each of the Note Purchasers.

         "Noteholders" means, at any time, the current holders of the Notes.

         "Note Purchasers" means UNUM Life Insurance Company of America, in its individual capacity, and First UNUM Life Insurance Company, as purchasers under the Note Agreement collectively, and "Note Purchaser" means either of the Note Purchasers individually.

         "Note Register" shall have the meaning specified in Section 2.7 hereof. "O&M Agreement" means the Operation, Maintenance and Administration
Agreement, dated as of December 31, 1998, between the Company, Coneross and CHI-SE.

         "Officer's Certificate" means a certificate signed (i) in the case of a corporation, by its President or any Vice President; (ii) in the case of a trust, by the trustee thereof, provided that if such trustee is a bank or trust company, such certificate shall be signed by any authorized officer thereof; and
(iii) in the case of a partnership, by a general partner thereof, provided that if such general partner is a corporation, such certificate shall be signed by the President or any Vice President of such corporation.

         "Operating Account" has the meaning provided in Section 5.1 of the O&M Agreement.

         "Operating Report" means a monthly summary of any material developments, including material deviations from the budget, catastrophes and material regulatory developments.

         "Operative Agreements" means the Note Agreement, the Indenture, the Mortgages, the Assignment and the Power Sale Agreements.

         "Operator" has the meaning provided in the O&M Agreement; the original Operator is CHI-SE.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel who shall be satisfactory to the Trustee, and who may be counsel to the Company.

         "Person" shall mean an individual, partnership, corporation, trust, unincorporated association or other organization, or a government or any department or agency thereof.

         "Power Companies" means any party, other than a Constituent Company, to a Power Sale Agreement, including but not limited to Duke, Seneca, Virginia Power, and Appalachian Power Company, collectively, and "Power Company" means any of the Power Companies individually.

         "Power Sale Agreements" means the existing Power Sale Agreements listed on Schedule I attached hereto, and any new Power Sale Agreement entered into by a Constituent Company as permitted under Section 3.19 below, collectively, and "Power Sale Agreement" means any of the Power Sale Agreements individually.

         "Power Sales Report" means a monthly report setting forth the actual power production and revenues of each Project and the amounts budgeted for such Project for such month.

         "Preliminary Budget" has the meaning assigned thereto in Section 3.17(d) hereof.

         "Project Expenses" has the meaning provided in Section 5.1 of the O&M Agreement.

         "Projects" means the Company Projects and the Coneross Project as listed on Schedule I attached hereto collectively, and "Project" means any of the Projects individually; each of the Projects may be referred to by name according to the reference in the first column of Schedule I.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended.

         "Redeemed Portion" has the meaning assigned thereto in Section 2.6(d) hereof.

         "Reserve Account" has the meaning assigned thereto in Section 4.1(b) hereof.

         "Responsible Officer" with respect to the Company or any other Person, means the President or any Vice President (whether or not designated by a number o word or words before or after the title "vice president"), or any other officer customarily performing functions similar to those performed by any of the above designated officers, and, with respect to a particular matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Seneca" means the City of Seneca, South Carolina, a municipality, the electric power purchaser under the Power Sale Agreement for the Coneross Project.

         "Senior Notes" means the Company's 6.5% senior notes due 2008, more fully described in Section 2.1 hereof.

         "Subordinated Notes" means the Company's 11.5% subordinated notes due 2008, more fully described in Section 2.2 hereof.

         "Target Amount" has the meaning assigned thereto in Section 4.2 hereof.

         "Virginia Power" means Virginia Electric and Power Company, a Virginia Public Service corporation, the electric power purchaser under the Power Sale Agreement for the Fries Project.

         Section 1.2 Accounting Principles . Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Indenture, the same shall be done in accordance with GAAP, to the extent applicable.

SECTION 2.  THE NOTES.

         Section 2.1       The Senior Notes .

                  (a) The Senior Notes shall be issued as fully registered Notes in substantially the form attached hereto as Exhibit A. The Notes shall be designated the Company's 6.5% Senior Notes due 2008 and shall be issued in the aggregate principal amount of $2,060,000.

                  (b) The Senior Notes shall be dated the date of issuance thereof (except in the case of Senior Notes issued pursuant to Section 2.9), shall bear interest on the unpaid principal amount thereof and on any balance of unpaid interest at the rate of 6.5% per annum payable monthly (computed, in each case, as if each full calendar month consisted of 30 days and each calendar year consisted of 360 days); and will be otherwise in the form of Exhibit A hereto.

                  (c) The Senior Notes shall be secured as provided in Section
2.13 hereof.

                  (d) The Senior Notes may be prepaid as provided in Section 5 hereof.

                  (e) In the event that the Company exercises its rights provided in Section 2.6(b) or 2.6(c), the holders of the Senior Notes shall have the right to put and accelerate payment on the Senior Notes, as provided in
Section 2.6(d).

         Section 2.2       The Subordinated Notes .

                  (a) The Subordinated Notes shall be issuable as fully registered Notes in substantially the form attached hereto as Exhibit B. The Subordinated Notes shall be designated the Company's 11.5% Subordinated Notes due 2008 and shall be issued in the aggregate principal amount of $2,940,000.

                  (b) The Subordinated Notes shall be dated the date of issuance thereof (except in the case of Notes issued pursuant to Section 2.9), shall bear interest on the unpaid principal amount thereof, but shall be payable only on the terms as specified herein and will otherwise be in the form of Exhibit B, hereto. Payment on the Subordinated Notes shall be subordinate to the Company's obligations to pay Project Expenses, interest and principal on the Senior Notes, and Management Fees, as provided in Sections 4.2 and 6.9 hereof.

                  (c) The Subordinated Notes shall be secured as provided in
Section 2.13 hereof.

                  (d) The Subordinated Notes may be prepaid as provided in
Section 5 hereof.

                  (e) The Company shall have no current debt service obligation with respect to the Subordinated Notes except to the extent of Consolidated Net Cash Flow After Priority Payments (as defined below), such payment to be made at the time provided in Section 4.2(b).

         "Consolidated Net Cash Flow After Priority Payments" means, for any year, the following, computed on the basis used in the cash flow projections attached as
Schedule 5.2 to the O&M Agreement: (i) aggregate operating revenues from sale of electricity from all Projects owned by the Constituent Companies for such period, less (ii) all amounts paid, regardless of the source of payment, in accordance with the provisions of Section 4.2(a) and the first priority of
Section 4.2(b) below.

         Section 2.3 Priority for Application of Funds . The Company's funds shall be applied in the order of priority set forth Section 4.2.

         Section 2.4 Certificate of Authentication . Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A or Exhibit B hereto shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. The authentication by the Trustee of any Note issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity or security of this Indenture or of such Note, and the Trustee shall in no respect be liable or answerable for the use made of such Note or the proceeds thereof.

         Section 2.5 Payment of the Senior Notes; Deferrals .

                  (a) The principal and interest on the Notes shall be payable at the principal office of the Trustee, in lawful money of the United States of America.

                  (b) Notwithstanding anything contained herein or in the Senior Notes to the contrary, in the event that Company funds are not sufficient, as determined pursuant to Section 4.2 hereof, to pay one or more installments of interest due under the Senior Notes, with notice as set forth below, the Company may defer all or any portion of the installment payment of interest then due, as long as it has not deferred more than $65,000 at any one time outstanding, exclusive of interest accrued on deferred amounts of interest. The Company shall furnish notice to the Trustee of each such deferral on the applicable Debt Service Payment Date.

                  (c) Notwithstanding the provisions of the preceding paragraph
(a), upon written request by any Noteholder, payment of interest on such Senior Notes shall be made by wire transfer in immediately available Federal reserve funds to such bank in the continental United States as shall be specified in writing to the Company by such Noteholder, and such Noteholder (or the Person for whom such Noteholder is a nominee) before selling, transferring or otherwise disposing of such Senior Note, shall note thereon all payments of interest theretofore received by such holder. All payments so made shall be valid and effective to satisfy and discharge the liability upon such Senior Note to the extent of the sums so paid.

                  (d) In the event the Trustee shall have received any payment on the Senior Notes or other payment under this Indenture for any Noteholder, the Trustee agrees to wire transfer such funds to such Noteholder at the address provided pursuant to the Note Agreement on the date of receipt of such funds if they are received in good funds by the Trustee prior to noon local time, or if such funds are received after 12:00 noon, on the next day on which banks in New York City, New York and Pittsburgh, Pennsylvania shall be open for business, or if such funds received shall not be good funds, on the date the Trustee shall have good funds, subject to the foregoing time provisions.

         Section 2.6 Conversion of the Subordinated Notes; Company's Rights of Redemption and First Offer .

                  (a) Right to Convert. Pursuant to a letter agreement of even date herewith (the "Conversion Agreement"), on and after the fourth anniversary of the Effective Date, or sooner as provided in Section 6.1, the holders of the Subordinated Notes shall have the right, subject to the provisions of this
Section 2.6, to convert all, but not less than all, of the Subordinated Notes into common stock of the Company. No Subordinated Note outstanding after the effective date of such conversion shall be of any further force or effect.

                  (b) Company's Right to Redeem Subordinated Notes on Conversion. Except as provided in Section 6.1, before any of the Subordinated Notes may be converted, the holders of all outstanding Subordinated Notes shall first give written notice to the Trustee and the Company of their intent to convert. The Company shall thereupon have the option, but not the obligation, to redeem from the holders of the Subordinated Notes all, but not less than all of the Subordinated Notes. The redemption price for the Subordinated Notes shall in no event exceed the lesser of (i) Fair Market Value, or (ii) the aggregate amount of principal, interest and costs then payable under the Subordinated Notes. Within 60 days after the giving of notice by the holders of the Subordinated Notes, the Company shall give written notice to the holders of the Subordinated Notes stating whether or not it elects to exercise this right to redeem the Subordinated Notes. Failure by the Company to give such notice within such time shall be deemed an election by the Company not to exercise such option. After the holders of the Subordinated Notes have received notice of the Company's intention with respect to this right of redemption, the holders of the Subordinated Notes and the Company shall agree on a closing date for either the Company's redemption or the conversion by the holders of the Subordinated Notes, whichever is applicable. The closing on any conversion shall be 180 days after the original notice of intent from such holders, or as soon thereafter as is possible. The closing date for the Company's redemption shall be not less than 30 days nor more than 90 days after the giving of such notice by the Company.

                  (c) Company's Right of First Offer on Sales and Other Transfers. Before any of the Subordinated Notes may be offered to be sold or otherwise transferred to any Person other than an Affiliate of the original Note Purchasers, the holders of the Subordinated Notes shall first give written notice to the Trustee and the Company of their intent to sell or transfer, which notice shall contain a proposed price at which the Company shall have the right to purchase all (but not less than all) of the Subordinated Notes proposed to be sold; such price may be stated in terms of an amount which yields a "spread" from a benchmark interest rate (for example, 400 basis points over the rate on five-year U.S. Treasury notes); such price shall in no event exceed the aggregate amount of principal, interest and costs payable under the Subordinated Notes proposed to be sold.

         Within thirty (30) days after the giving of notice by the holders of the Subordinated Notes, the Company shall give written notice to the holders of the Subordinated Notes stating (i) whether or not it elects to exercise the right to purchase such Subordinated Notes, and (ii) if so, whether the proposed price is acceptable; if the proposed price is not acceptable, such notice shall contain the Company's proposal of an alternative price. Failure by the Company to give any such notice within such time shall be deemed an election by the Company not to exercise such option.

         Within thirty (30) days after the giving of a notice by the Company stating an alternative price, the holders of the Subordinated Notes shall give written notice to the Company as to whether the alternative price is acceptable. If such price is acceptable, the holders of the Subordinated Notes shall so state in a notice to the Company, whereupon there shall be a binding agreement for the purchase and sale of the Subordinated Notes at the Company's alternative price. If such price is not acceptable, the holders of the Subordinated Notes shall so state in a notice to the Company, and such holders shall thereafter be free to sell such Subordinated Notes at a price greater than the Company's proposed alternative price; provided that if the closing on any sale or transfer to a third party does not take place within 180 days after the original notice of intent from the holders, the Company's rights hereunder shall be reinstated.

         If the Company elects not to exercise its rights hereunder in any other fashion, whether by failure to respond as provided above, by notice of waiver, or otherwise, the holders of such Subordinated Notes shall thereafter be free to sell such Subordinated Notes at a price not less than their proposed price; provided that if the closing on any sale or transfer to a third party does not take place within 210 days after the original notice of intent from the holders, the Company's rights hereunder shall be reinstated.

         If the Company and such holders agree on a price as outlined above, the closing date for the Company's purchase shall be not less than 30 days nor more than 90 days after the date on which the holders of the Subordinated Notes give notice to the Company of their acceptance of the Company's alternative price.

                  (d) Put Right. In the event that the Company exercises its right of redemption pursuant to Section 2.6(b) or redeems Subordinated Notes pursuant to its right of first offer pursuant to Section 2.6(c), the holders of the Senior Notes shall have the option, but not the obligation, to put the Senior Notes and require the Company to pay the holders of the Senior Notes all amounts of principal, interest and deferred interest then due and owing on the Senior Notes. In cases where Section 2.6(c) is applied to a portion of the Subordinated Notes which is less than 100% (the "Redeemed Portion"), then the put right under this Section 2.6(d) shall apply only to the same percentage of Senior Notes as the Redeemed Portion, ratably among holders of the Senior Notes according to the aggregate amount of Senior Notes for which the put right is sought to be exercised. The payment by the Company of such amounts shall be due on the closing date of the purchase by the Company of the Subordinated Notes, as provided in Section 2.6(b) or (c).

         Section 2.7 The Note Register . The Company shall cause to be kept at the principal office of the Trustee a register for the registration and transfer of Notes (herein called the "Note Register"). The names and addresses of the holders of the Notes, the transfers of the Notes and the names and addresses of the transferees of all Notes shall be registered in the Note Register.

         Section 2.8 Transfers and Exchanges.

                  (a) The holder of any Note may transfer, subject to the Company's rights referenced in Section 2.6(b) or (c) hereof, such Note upon the surrender thereof at the principal office of the Trustee. Thereupon, the Company shall execute in the name of the transferee a new Note or Notes in aggregate unpaid principal amount equal to the aggregate unpaid principal amount of the Note so surrendered by in form showing the original principal amount with an endorsement of payments theretofore made affixed thereto and the Trustee shall authenticate and deliver such new Note or Notes to such transferee.

                  (b) The holder of any Note may at any time surrender such Note at the principal office of the Trustee in exchange for an equal aggregate principal amount of Notes in any authorized denominations.

                  (c) All Notes presented or surrendered for exchange or transfer shall be accompanied by a written instrument or instruments of assignment or transfer, in form satisfactory to the Trustee, duly executed by the registered holder or by his attorney fully authorized in writing. The Company shall not be required to make a transfer or an exchange of any Note for a period of ten (10) days preceding any payment date with respect thereto.

                  (d) In case any Note shall become mutilated or be destroyed, lost or stolen, the Company, upon the written request of the holder thereof, shall execute, and the Trustee shall authenticate and deliver, a new Note in exchange and substitution for the mutilated Note, or in lieu of and substitution for the Note so destroyed, lost or stolen, which new Note shall be in an aggregate unpaid principal amount equal to the aggregate unpaid principal amount of such destroyed, lost or stolen Note but in form showing the original principal amount with an endorsement of payments theretofore made affixed thereto. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless from all risks, and the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the mutilation, destruction, loss or theft of the applicant's Note and of the ownership thereof. If a Note Purchaser, or another holder having a new worth not less than $10,000,000, or either's nominee, is the owner of any mutilated, destroyed, lost or stolen Note, then the affidavit of its president, Vice President, Assistant Vice President, Second Vice President or Treasurer in form reasonably satisfactory to the Company and the Trustee setting forth the fact of mutilation, destruction, loss or theft and such holder's ownership of the Note at the time of such mutilation, destruction, loss or theft shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to execution and delivery of a new Note other than the written agreement of such holder, in form satisfactory to the Company and the Trustee, to indemnify the Company and the Trustee.

         Section 2.9 New Notes.

                  (a) Each new Note (herein in this Section 2.9 called a New
Note) issued pursuant to Section 2.8 in exchange for or in substitution or in lieu of an outstanding Note

(herein in this Section 2.9 called an Old Note) shall be dated the date of such Old Note. The Trustee shall mark on each New Note (i) the date to which interest and principal have been paid on such Old Note, and (ii) all payments and prepayments of principal previously made on such Old Note which are allocable to such New Note. Interest shall be deemed to have been paid on such New Note to the date on which interest shall have been paid on such Old Note, and all payments and prepayments of principal marked on such New Note, as provided in clause (ii) above, shall be deemed to have been made thereon.

                  (b) Upon the issuance of a New Note pursuant to Section 2.8, the Company may require the payment of a sum to reimburse it for, or to provide it with funds for, the payment of any tax other governmental charge connected therewith but no other charge shall be made in connection with the transfer or exchange.

                  (c) All New Notes issued pursuant to Section 2.8 in exchange for or in substitution or in lieu of Old Notes shall be valid obligations of the Company evidencing the same outstanding debt as the Old Notes and shall be entitled to the benefits and security of this Indenture to the same extent as the Old Notes.

         Section 2.10 Cancellation of Notes . All Notes surrendered for the purpose of payment, redemption, transfer or exchange shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it, and no Notes shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. The Trustee shall hold all such canceled Notes until this Indenture shall have been discharged, at which time the Trustee shall either deliver such canceled Notes in a manner necessary to effect the discharge and release of this Indenture of record or, if no such delivery is necessary, shall deliver such canceled Notes to the Company. The Trustee shall deliver a certificate to the Company specifying any cancellation of Notes which has been made. If the Company or any Affiliate shall acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation, which the Company agrees shall be done promptly.

         Section 2.11 Trustee as Agent . The Trustee is hereby appointed the agent of the Company for the payment, registration, transfer and exchange of Notes. Subject to the provisions of Section 2.5 and Section 7.1, Notes may be presented for payment at, and notices or demands with respect to the Notes or this Indenture may be served or made at, the principal office of the Trustee, provided that copies of all such notices or demands shall be delivered to the Company.

         Section 2.12 Ownership . The Person in whose name any Note shall be registered shall be deemed and treated as the owner thereof for all purposes of this Indenture and neither the Company nor the Trustee shall be affected by any notice to the contrary. Payment of or on account of the principal of, premium, if any, and interest on such Note shall be made only to or upon the order in writing of such registered owner. For the purpose of any request, direction or consent hereunder, the Company and the Trustee may deem and treat the registered owner of any Note as the owner thereof without production of such Note.

         Section 2.13 Security for the Notes . Subject to the priority of payment provisions pursuant to Section 4.2 hereof, the Notes are ratably secured by a first priority security interest in the Mortgaged Property, as evidenced by the Mortgages.

SECTION 3.  PARTICULAR COVENANTS OF THE COMPANY.

         The Company covenants with the Trustee for the benefit of the Trustee and the holders of the Notes as follows:

         Section 3.1 Warranty of Title . Subject only to the Lien of the Mortgages and Liens permitted thereby, the Constituent Companies have good and marketable fee simple title to, and are lawfully possessed of, all of the Mortgaged Property and have full right, power and authority to mortgage and pledge the same for the purposes hereof; and will warrant and defend title thereto to the Trustee against claims of all persons whomsoever, subject as aforesaid.

         Section 3.2 To Pay Principal and Interest, etc . The Company will duly and punctually pay or cause to be paid, without extension, except as otherwise provided, the principal of and interest on each of the Notes at the time and place and in the manner mentioned in the Notes and herein.

         Section 3.3 Note Agreement, Mortgage and Assignment Covenants . Each and all of the terms, provisions, restrictions, covenants and agreements set forth in the Note Agreement, the Mortgages and the Assignment, and in each and every supplement thereto or amendment thereof which may at any time or from time to time be executed and delivered by the parties thereto, or their successors and assigns, are incorporated herein by reference to the same extent as though each and all of said terms, provisions, restrictions, covenants and agreements were fully set out herein and as though any amendment or supplement to the Note Agreement and Mortgage and Assignment were fully set out in an amendment or supplement to this Indenture; and the Company does hereby covenant and agree well and truly to abide by, perform and be governed and restricted by each and all of the matters provided for by the Note Agreement, the Mortgages and the Assignment and so incorporated herein to the same extent and with the same force and effect as if each and all of said terms, provisions, restrictions, covenants and agreements so incorporated herein by reference were set out and repeated herein at length.

         Section 3.4 Legal Existence, etc . The Company will preserve and keep in force and effect the legal existence of the Constituent Companies and all material licenses and permits reasonably necessary to the proper conduct of their business. Without limiting the foregoing, the Company will maintain in good standing all licenses, franchises, exemptions and permits necessary to operate the Projects, and will cause the Projects at all times to be and remain qualified small power producers so that the sale of all electric power from the Projects is subject to the guidelines contained in PURPA or any successor legislation thereto, so long as such legislation remains in effect.

         Section 3.5 Maintenance of Lien:  Recording .

                  (a) The Company will, at its expense, take all necessary action to maintain and preserve the Lien of this Indenture and each Mortgage so long as any principal of or interest on any Notes is outstanding.

                  (b) The Company will, forthwith after the execution and delivery of this Indenture and each Mortgage and thereafter from time to time, cause this Indenture and each Mortgage and Assignment and any related financing statements to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the Lien thereof and of each Mortgage in respect of, upon, and the interest of the Trustee in, the Mortgaged Property; and the Company will cause any continuation statements required by applicable law in respect of each Mortgage to be timely filed at the expense of the Company in such manner and in such places as may be required by law in order to fully preserve and protect the rights of the holders of the Notes. From time to time the Company will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all further instruments that may be required by law or requested by the Trustee for such protection. To the extent permitted by applicable law, the Company will pay or cause to be paid all filing, registration and recording taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of this Indenture and each Mortgage and Assignment, and of any instrument of further assurance, and all federal or state stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Indenture and each Mortgage and Assignment and such instrument of further assurance.

         Section 3.6 Further Assurances: After-Acquired Property.

                  (a) The Company will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers and assurances as the Trustee reasonably may require for the perfection and maintenance of the Liens being herein provided for.

                  (b) All right, title and interest of the Constituent Companies in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, or any part thereof, hereafter constructed or acquired by the Constituent Companies, immediately upon such construction or acquisition, and without any further mortgaging, conveyance or assignment, shall become and be part of the Mortgaged Property and shall be subject to the Lien of this Indenture as fully and completely and with the same effect as though now owned by the Constituent Companies, but at any and all times the Constituent Companies will execute and deliver or cause to be executed and delivered to the Trustee any and all such further assurances, mortgages, conveyances or assignments thereof and other instruments with respect thereto as the Trustee may reasonably require for the purpose of expressly and specifically subjecting the same to the Lien of this Indenture.

         Section 3.7 Maintenance of Property . The Constituent Companies will at all times maintain, preserve and keep their Property in good condition and make all necessary renewals, replacements, additions, betterments and improvements thereto, including those reflected in the budget attached hereto as Exhibit 3.17(d), provided that if any capital expenditure item reflected on such budget is required by any governmental authority, but is not, in the opinion of the Company, reasonably required in connection with the operation or maintenance of a Project, the Company may delay such work to the extent permitted under applicable law, provided that it shall not thereby jeopardize any license or permit.

         Section 3.8 Maintenance of Insurance . The Company will maintain with financially sound and reputable insurers, insurance with respect to all Properties owned by the Constituent Companies and their business against such casualties and contingencies, of such types (including fire and extended coverage, business interruption, and general comprehensive public liability insurance) and in such amounts as is customary in the case of companies engaged in the same or similar business and similarly situated. Such insurance may be maintained pursuant to "blanket" policies covering the Constituent Companies and the Projects as part of a group of direct and indirect subsidiaries and other affiliates of CHI Energy, Inc. and the assets of such entities.

         Without limiting the foregoing, the Company shall:

                  (a) keep the Mortgaged Property and all insurable Property owned by the Constituent Companies fully insured against all physical loss, including loss by fire, earthquake, windstorm, explosion, flood and theft, with extended coverage, in an amount not less than the full insurable value thereof (i.e., the actual replacement cost, without allowing for depreciation, and excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items) as determined from time to time, provided that such insurance shall in any event be in amounts sufficient to prevent any Constituent Company from being a co-insurer of any partial loss under the applicable policies, and such policies of insurance shall provide that (i) the loss, if any, thereunder shall be payable to the Trustee under a standard mortgagee loss payable clause in form and substance satisfactory to the Trustee, and (ii) such policies shall not be canceled for any reason other than non-payment of premiums without at least thirty (30) days' prior written notice to the Trustee; such policies shall not be canceled because of non-payment of premiums without at least ten (10) days' prior written notice to the Trustee; such policies may have a deductible of $100,000 for physical damage and thirty (30) days' business interruption, subject to changes in the insurance market, with any change in such deductibles subject to approval of a majority in interest of the Noteholders, such approval not to be unreasonably withheld or delayed;

                  (b) maintain all such workmen's compensation or similar insurance as may be required by law with respect to the business operations of the Constituent Companies;

                  (c) maintain use and occupancy (or business interruption) insurance, covering sudden and unexpected interruption of the operations of the Constituent Companies, in whole or in part, by reason of the total or partial suspension of, or interruption in, the operation of the Projects caused by the damage to or destruction of any part of its electric generating and transmission facilities, with such exceptions as are customarily imposed by insurers, in an amount sufficient to comply with the lesser of (i) the requirements of a standard 50% gross earnings business interruption form and covering an interruption in operations for at least 45 days, or (ii) coverage of all Project Expenses of the Constituent

         Companies, and the payment of the principal of and interest on the Notes when due and payable, starting fifteen (15) days and continuing for one (1) year after such interruption, provided, however that in lieu of the above, a reasonable deductible in the form of a waiting period will be permitted; and

                  (d) maintain excess liability insurance in excess of $200,000 against claims for bodily injury, death or property damage occurring on, in or about the Property of the Constituent Companies and liability insurance, covering the operations of the Constituent Companies, with single-limit coverage of not less than $25,000,000 per occurrence and in the aggregate for bodily injury or death to any person and for property damage, and with umbrella excess liability coverage against claims for bodily injury or death to any person and for property damage, and such policies of insurance shall provide that (i) the Trustee and the holders of the Notes shall be named as additional insured parties thereunder, and (ii) such policies shall not be canceled for any reason other than non-payment of premiums without at least thirty (30) days' prior written notice to the Trustee; such policies shall not be canceled because of non-payment of premiums without at least ten (10) days' prior written notice to the Trustee;

         The Company shall, on or before the Closing Date, furnish the Note Purchasers and the Trustee with certificates or other satisfactory evidence of maintenance of the insurance required hereunder and shall with respect to any renewal policy or policies, furnish certificates evidencing such renewal not less than ten (10) days prior to the expiration date of the original policy or policies. Each such certificate or other evidence of insurance shall identify the insurance carrier, the type of insurance, the coverage limits and the policy term. On or before the Closing Date and thereafter annually while any of the Notes are still outstanding, the Company will deliver to the Trustee a report by a firm of independent insurance brokers (which may be the Company's regular insurance agency) chosen by the Company and satisfactory to the Trustee setting forth the insurance obtained by the company pursuant to this Section and then in effect and stating that, in the opinion of such firm, such insurance complies with the requirements of this Section.

         Section 3.9  Application of Insurance and Condemnation Proceeds.

                  (a) All proceeds of any insurance, including without limitation, fire and extended coverage insurance covering the Mortgaged Property and all other insurable Property of the Constituent Companies, but excluding public liability and business interruption insurance, received by the Trustee under the provisions of this Indenture, any Mortgage and/or Note Agreement, or any instruments supplemental hereto or thereto, or under any policies of insurance covering the Mortgaged Property or any part thereof (except in cases where the amount of proceeds received is less than $300,000, a Default or an Event of Default under this Indenture shall not exist, the Mortgaged Property is not impaired and the Trustee and the Note Purchasers do not deem themselves insecure with respect to the Liens of this Indenture or any of the Mortgages, in which case the amount payable in respect of any such loss may be received by the appropriate Constituent Company, and if received by the appropriate Constituent Company, and if received by the Trustee shall be paid over to the appropriate Constituent Company for its use in paying for replacement or repairs of or substitutes for the damaged or destroyed Property), shall be held by the Trustee as part of the Mortgaged Property and shall be applied by the Trustee as follows:

                           (i) if the total amount of the proceeds of such insurance received by the Trustee shall in the case of any one loss equal or exceed $300,000, and if within sixty (60) days after receipt of such proceeds a Constituent Company shall have given written notice to the Trustee and the holders of the Notes that it intends to repair, replace or restore the Mortgaged Property, such proceeds shall be paid to such Constituent Company from time to time upon delivery by such Constituent Company to the Trustee of an Officer's Certificate accompanied by an approving certificate of an architect or engineer selected by such Constituent Company and approved by the Trustee, for the purpose of paying, or reimbursing such Constituent Company for the payment of, the reasonable cost, as shown by such certificate, or repairing or replacing part or all of the Property damaged or destroyed, but only if written application is made therefor within six
         (6) months of the receipt of such proceeds by the Trustee, and then only for and to the extent that the Constituent Company shows by such architect's or engineer's certificate or other evidence satisfactory to the Trustee that the portion of such proceeds remaining on deposit with the Trustee together with any additional funds irrevocably allocated or otherwise provided for in a manner satisfactory to the Trustee for such purpose, shall be sufficient to complete such repairs or replacements and restore the Mortgaged Property as nearly as possible to the market value and usefulness which existed immediately prior to the damage or destruction free from Liens except the Mortgage and Permitted Encumbrances. Every such application for the payment of such insurance moneys shall state that such Constituent Company is not in default under any of the terms and provisions of this Indenture and shall be accompanied by an Opinion of Counsel to the effect that upon completion of the repair or replacement such Property will be subject to the Lien of the Mortgage, subject only to such Liens as are permitted hereunder.

                           (ii) In the event the insurance moneys shall not have been applied to one or more of the purposes specified in Section 3.9(a)(i) hereof within the six-month period provided for thereby, or if the Constituent Company shall not have given notice of its intention to repair, replace or restore the Mortgaged Property within sixty (60) days of receipt of such insurance moneys, then the Trustee shall apply such insurance moneys in a manner consistent with Section 4.2 hereof in an amount sufficient to exhaust such cash as nearly as may be upon giving the Constituent Company ten (10) days' advance notice of its intent so to do, any balance remaining after prepayment to be released to the Constituent Company.

                  (b) Moneys received by the Trustee in connection with the release of Property, including moneys received by the Trustee by reason of the exercise of the power of eminent domain with respect to any part of the Mortgaged Property, shall be held by the Trustee as part of the Mortgaged Property and shall be held and disbursed or applied in the same manner and upon the same terms and conditions as provided for in Section 3.9(a) hereof in respect of insurance proceeds.

                  (c) Notwithstanding the foregoing provisions of this Section 3.9, if an Event of Default has occurred and is continuing to the actual knowledge of a responsible officer or employee of the Trustee, all amounts received by the Trustee under this Indenture shall be applied in the manner provided for in Section 6.9 hereof in respect of proceeds and avails of the Mortgaged Property.

         Section 3.10 Payment of Taxes and Other Charges; Compliance with Laws.

                  (a) The Company will pay or cause to be paid, before they become delinquent:

                           (i) all taxes, assessments and governmental charges or levies imposed upon the Constituent Companies or their Property, and

                           (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon Property of the Constituent Companies;

provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings so long as adequate book reserves have been established with respect thereto, and the title of a Constituent Company to and its right to use its Property is not materially and adversely affected thereby.

                  (b) The Constituent Companies will not be in violation of any laws, ordinances or governmental rules or regulations to which they are subject and will not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership, use or operation of their Properties or to the conduct of their business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of a Constituent Company; provided that nothing contained in this Section 3.10(b) shall require compliance with any law, ordinance, rule or regulation the validity or applicability of which is being contested in good faith and by appropriate proceedings so long as the title of a Constituent Company to and its right to use its Property is not materially and adversely affected thereby.

         Section 3.11 Limitation on Liens . The Company will not create or incur or suffer to be incurred or to exist, any Lien of any kind upon any Property of the Constituent Companies including the Mortgaged Property or any of the items of machinery, equipment and other personal Property located therein or thereon, whether now owned or hereafter acquired, or upon any income or proceeds therefrom, except the following:

                  (a) liens for property taxes and assessments or governmental charges or levies and liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not overdue, is being contested in good faith by appropriate actions or proceedings and the title of each Constituent Company to and its right to use its Property is not materially and adversely affected thereby;

                  (b) liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which a Constituent

Company shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) liens, charges, encumbrances and priority claims incidental to the conduct of business or the ownership of Properties and assets (including warehousemen's, mechanics', materialmen's and attorneys' liens and landlords' liens), and deposits, pledged or liens to secure payment of premiums on insurance purchased in the usual course of business or in connection with workmen's compensation, unemployment insurance or social security legislation, or to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and the title of each Constituent Company to and its right to use its Property is not materially and adversely affected thereby;

                  (d) minor survey exceptions or minor encumbrances, easements or reservations of, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Constituent Companies, including without limitation all matters listed as exceptions to title or exclusions from coverage from the title insurance policies issued pursuant to the Original Indenture, as such policies have been supplemented; and

                  (e) the Lien of this Indenture and the related Mortgages.

         Section 3.12 Sale of Assets or Merger . Each Constituent Company will not (a) except in the ordinary course of business or as permitted in Section 3.14, sell, lease, transfer or otherwise dispose of all or any substantial part of its assets, (b) sell, lease, transfer or otherwise dispose of any of the Mortgaged Property owned by it, or (c) consolidate with or be a party to a merger with any other Person, provided, however that the Company may transfer title to the Apalache Project to a third party upon ten (10) days' prior written notice to the holders of the Notes and the Trustee, so long as the proceeds, if any, of such transfer, are applied in accordance with the priorities set forth in Section 4.2 below.

         Section 3.13 Permitted Indebtedness . The Constituent Companies will not create, guarantee, assume or suffer to exist, or in any manner be or become liable in respect of, any Indebtedness of any kind or character, except:

                  (a) Indebtedness of the Company evidenced by the Notes outstanding hereunder;

                  (b) current operating liabilities incurred in the ordinary course of business and not more than ninety (90) days past due unless being contested in good faith;

                  (c) indemnities entered into in the ordinary course of business in connection with the sale and transmission of electricity from the Projects, and indemnities benefitting governmental entities with respect to operation of the Projects; and

                  (d) all obligations under the O&M Agreement, including, without limitation, the Management Fees.

         Section 3.14 Permitted Distributions . Except to the extent permitted in this Indenture, the Constituent Companies will not at any time make any distribution, either directly or indirectly, in respect of or on account of any of the equity interests in the Constituent Companies or directly or indirectly purchase, redeem or retire any equity interest in the Constituent Companies.

         Section 3.15 Transactions with Affiliates; O&M Agreement . Except with respect to entering into the O&M Agreement (which is hereby approved by the Trustee and the Noteholders), the Constituent Companies will not enter into any transaction, including without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of such Constituent Company's business and upon fair and reasonable terms no less favorable to the Constituent Company than would obtain in a comparable arms'-length transaction with a Person not an Affiliate. The Company shall not amend or alter the O&M Agreement in any material respect, nor terminate it before December 31, 2003, nor consent to any of the foregoing, without the prior written approval of a majority in interest of the Noteholders, which approval shall not be unreasonably withheld or delayed.

         Section 3.16 Acquisition of Notes . Except as provided pursuant to
Section 2.6(b) or (c) hereof, neither the Company nor any Affiliate will, directly or indirectly, acquire or make any offer to acquire any Notes unless the Company or such Affiliate has offered to acquire Notes, pro rata, from all holders of the Notes and upon the same terms. In case the Company acquires any Notes, such Notes shall thereafter be canceled and no Notes shall be issued in substitution therefor.

         Section 3.17 Financial and Business Information .

                  (a) Monthly Financial and Operating Reporting. As soon as practicable after the end of each month, and in any event, within thirty (30) days thereafter, the Company shall deliver to Trustee, for each Project (i) a Power Sales Report, in the form attached hereto as Exhibit 3.17(a)(i), (ii) a Cash Report, in the form attached hereto as Exhibit 3.17(a)(ii) and (iii) an Operating Report.

                  (b) Quarterly Financial Reporting. As soon as practicable after the end of each quarterly fiscal period of the Company, and in any event within sixty (60) days thereafter, the Company will deliver to the Trustee:

                           (i) a combined balance sheet for the Projects as at the end of such quarter;

                           (ii) a combined statement of income and a combined statement of changes in financial position of the Projects for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from normal year-end adjustments, by a duly authorized officer of the Company; and

                           (iii) a statement setting forth in comparative form the budgeted expenditures for such quarter and the actual expenditures for the quarter.

                  (c) Annual Financial Reporting. As soon as practicable after the end of each fiscal year, including fiscal year 1998, and in any event within 120 days thereafter, the Company shall submit to the Trustee:

                           (i) a combined balance sheet of the Projects as at the end of the fiscal year; and

                           (ii) a combined statement of income and a statement of changes in financial position of the Projects for the fiscal year.

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of PricewaterhouseCoopers LLP or other independent certified public accountants reasonable acceptable to the Trustee and the Noteholders, which opinion shall state that such financial statements fairly present the financial condition of the Projects, have been prepared in accordance with GAAP consistently applied and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

                  (d) Annual Budget. The Company shall submit a preliminary draft of the annual operating budget for each Project (the "Preliminary Budget") to the Noteholders not less than thirty (30) days prior to the end of the fiscal year. The Preliminary Budget, together with any establishment of or changes to the Target Amount, as provided in Section 4.2 below, shall be not become effective until it is approved by a majority in interest of the Noteholders, which approval shall not be unreasonably withheld; provided that if the Noteholders have not notified the Company of their approval or disapproval of the Preliminary Budget within thirty (30) days after it was submitted to the Noteholders, the Preliminary Budget shall be automatically approved. Not more than thirty (30) days after the end of the fiscal year, the Company shall submit to the Trustee and the Noteholders a final annual budget (the "Final Budget"), including a reconciliation of any material changes in the budget from the preliminary to final stage (the "Budget Changes"). The Final Budget shall contain a forecast of the operating profit for each subsequent calendar year for the remaining term of the Notes. The Budget Changes shall not become effective until approved by a majority in interest of the Noteholders, which approval shall not be unreasonably withheld; provided that if the Noteholders have not notified the Company of their approval or disapproval of the Budget Changes within thirty (30) days after they were submitted to the Noteholders, the Final Budget shall be automatically approved. The Note Purchasers hereby approve Exhibit 3.17(d) and all capital expenditures reflected therein.

                  (e) Other Information. The Company will, upon reasonable request, periodically meet with the Noteholders to discuss the financial situation of the Company and the Constituent Companies. The Noteholders may, at any time, reasonably request other financial information from the Company and shall have the right, upon reasonable request to inspect the books and records of the Company. The Company will provide such other information to the Trustee and the Noteholders with reasonable promptness.

         Section 3.18 Business and Property of the Constituent Companies . Each Constituent Company shall engage in no business other than the ownership, operation and maintenance of the Project or Projects owned by it, and shall own no Property other than such Project or Projects and such other property as may be necessary or appropriate to the ownership and operation thereof and all related activities necessary or otherwise incidental thereto.

         Section 3.19 Power Sale Agreements . Each Constituent Company shall not amend, or permit to be amended, any of the Power Sale Agreements, except (a) as may be required by governmental authorities of competent jurisdiction or (b) where the effect of such amendment is not likely to have a material adverse effect on the ability of such Constituent Company to perform its obligations hereunder. Nothing in this Indenture shall prevent a Constituent Company (i) from entering into a new Power Sale Agreement at the then-prevailing fair market rates, so long as any such Power Sale Agreement may be terminated by such Constituent Company within one year from any given point in time, or (ii) from terminating or permitting an existing Power Sale Agreement to terminate in order to enter into a new Power Sale Agreement meeting the requirements of clause (i) above, so long the change in Power Sale Agreements does not have any material adverse effect that is not avoidable under the circumstances.

         Section 3.20 Project Expenses . The Constituent Companies shall not, without the prior written consent of a majority in interest of the Noteholders, incur or pay Project Expenses in excess of the amounts stated in the applicable Budget, (a) as to any combined component (e.g., a line item corresponding to the line items in Exhibit 3.17(d), with the information consolidated for all of the Projects) of Project Expenses, if the total amount for such component is more than ten thousand dollars ($10,000) from the same item as detailed (i) for fiscal year 1999, in the pro forma budget supplied to the Note Purchasers on the date hereof and attached as Exhibit 3.17(d) hereto, or (ii) for any succeeding fiscal year, in the previous fiscal year's final annual budget prepared in accordance with this Section 3.17(d), or (b) an aggregate increase of fifty thousand dollars ($50,000) for the overall Budget, provided, however that this requirement of prior approval shall not apply to excess expenses paid or incurred as a result of either an emergency situation or a mandate from any governmental authority. In such a situation the Company shall notify the Noteholders as soon as practicable as to the circumstances surrounding the excess expense.

         Section 3.21 Qualified Employees . At all times during the term of this Indenture, the Constituent Companies shall, either directly or indirectly through Operator, retain competent employees who are knowledgeable in the operation and maintenance of the Projects. This provision shall not confer any right upon the Trustee or the Noteholders to determine or designate the hiring or firing of any employee of any Constituent Company or Operator.

SECTION 4.  RESERVE ACCOUNT; SECURITY INTEREST; DEPOSIT AND APPLICATION
            OF MONEYS.

         Section 4.1 Reserve Account .

                  (a) Requirements Prior to Amendment and Restatement. Under the Original Indenture, there was created and established with the Trustee a special fund known as the "Aquenergy Systems Debt Service Reserve (therein called the "Debt Service Account"). The required balance under the Original Indenture was $600,000, subject to the other provisions of such Original Indenture. In lieu of maintaining $600,000 in the Debt Service Account, the Company was allowed to furnish the Trustee with an irrevocable letter of credit in the amount of $600,000.

                  (b) Requirements Hereunder: Change of Name and Permitted Uses. The Debt Service Account is hereby renamed the "Aquenergy Systems Debt Service Reserve and Working Capital Account" (herein called the "Reserve Account"). Contemporaneously with the execution of this Indenture, the Reserve Account is being transferred to the Operator, as agent for the Trustee, and the Operator and the Trustee are entering into the Agency Agreement. The name in which the Reserve Account is initially held is "Consolidated Hydro Southeast as Agent for Trustee on Aquenergy Reserve Account". The Reserve Account shall receive all rents, income and proceeds from the Projects, including without limitation all sums payable by the Power Companies pursuant to the Power Sales Agreements. Funds on deposit in the Reserve Account shall be managed in accordance with the provisions of Section 4.2 by the Operator, as agent for the Trustee, so long as the Agency Agreement is in effect, and thereafter by the Trustee.

                  (c) Requirements Hereunder: Required Amount; Letter of Credit. The balance in the Reserve Account may be drawn down, so long as the other requirements of this Indenture, including but not limited to those in Section 4.2, are met. In lieu of maintaining cash in the Reserve Account as provided herein, the Company may furnish the Operator or the Trustee with an irrevocable Letter of Credit (the "Letter of Credit") in an amount not less than the amount required under Section 4.2, and no greater than $600,000 with a term of no less than twelve (12) months, issued by a bank having capital, surplus and undivided profits of not less than $50,000,000. The Letter of Credit shall provide that the Trustee, or the Operator, as agent for the Trustee, may draw upon it (a) in full if the Letter of Credit, or any replacement thereof required hereunder, is not replaced by a new Letter of Credit substantially similar to the Letter of Credit at least thirty (30) days prior to the expiration of the then current Letter of Credit or (b) in part or in full, and without limitation on the number of permitted draws thereon, upon notice to the issuer of the Letter of Credit that the Trustee, or the Operator, as agent for the Trustee is entitled to make such a draw under this Indenture. The Trustee reaffirms that the existing Letter of Credit, issued by Lyon Credit Corporation, is acceptable. The Company affirms that it has no direct or indirect reimbursement obligation in respect of any such letter of credit.

         Section 4.2 Withdrawals from the Reserve Account .

                  (a) On the last Business Day of each month following the Closing Date, provided that no Event of Default has occurred and is continuing, the following distributions and payments shall be made from the Reserve Account in the following priorities:

                  First: withdraw and transfer to the Operating Account the aggregate amount of all sums due for Project Expenses which are required to be transferred pursuant to the O&M Agreement provided, however that the Operator, so long as it remains agent of the Trustee may, in its discretion, withdraw such funds earlier than the last Business Day of each month;

                  Second: subject to Section 2.5(b), withdraw and transfer to the holders of the Senior Notes an amount equal to the amount of interest then due and owing on the Senior Notes, but only to the extent that such payment shall not cause the aggregate of the balances in the Reserve Account and the Operating Account to fall below the amount required under Section 5.1 of the O&M Agreement as it exists on the date hereof;

                  (b) On or before the date each year following the Effective Date when Management Fees are due under the O&M Agreement, so long as the O&M Agreement is in effect, and thereafter on the date when Management Fees would have been due, and provided that no Event of Default has occurred and is continuing, the following distributions and payments shall be made from the Reserve Account in the following priorities; provided that the withdrawals specified in subsection (a) above shall be made before making any withdrawal specified in this subsection (b).

                  First: withdraw and transfer to the Operator an amount equal to the amount of Management Fees then due and owing pursuant to the O&M Agreement, to the extent that such payment shall not cause the aggregate of the balances in the Reserve Account and the Operating Account to fall below the amount required under Section 5.1 of the O&M Agreement as it exists on the date hereof; Second: withdraw and transfer to the holders of the Subordinated Notes an amount equal to the amount of debt service due and owing on the Subordinated Notes as provided in
                  Section 2.2(e), provided that such payment shall not cause the combined balance of the Reserve Account and the Operating Account to fall below the greater of the Target Amount or the amount required under Section 5.1 of the O&M Agreement as it exists on the date hereof.

         The "Target Amount" is an amount determined by Company and derived from the annual budget of the Company prepared and approved pursuant to Section 3.17(d) which is projected to be sufficient, along with reasonably projected cash flows from Project operations, to meet any projected cash flow shortfalls during the three (3)-year period starting on January 1 of the then-current year. The Target Amount shall be an amount which will, assuming that such projections are accurate, ensure the ability of the Company to fund payment during such period of all amounts described in Subsection 4.2 (a) above and priority First of Subsection 4.2(b) above.

                  (c) Any amount to be withdrawn under this Section 4.2 shall be evidenced by an Officer's Certificate of the Company delivered to the Trustee not less than three (3) days prior to such date.

         Section 4.3 Payments by Power Companies . As more fully set forth in the granting clauses of the Mortgages and in the Assignment, the Company has granted or assigned to the Trustee, as applicable, a security interest in, among other things, the Projects and all rents, income and proceeds thereof, including without limitation all sums payable by the Power Companies pursuant to the Power Sale Agreements, as security for the Notes. As more fully set forth in the Agency Agreement, the Trustee has appointed the Operator as its agent for the purpose of receiving and managing those sums paid under the Power Sale Agreements. At any time the Trustee shall have directed the Power Companies to pay all sums payable under the Power Sale Agreements directly to the Trustee, as provided in the Agency Agreement, such sums shall be applied by the Trustee as follows:

         (a) So long as no Event of Default has occurred and is continuing, the amounts from time to time received by the Trustee which constitute payments under the Power Sale Agreements shall be applied by the Trustee in a manner consistent with Section 4.2 of this Indenture.

         (b) If an Event of Default has occurred and is continuing, all such amounts received by the Trustee shall be held for application and applied in the manner provided for in Section
                  6.9 of this Indenture with respect to the proceeds and avails of the Mortgaged Property.

         Section 4.4 Investment of Funds . Moneys on deposit in the Reserve Account and the Operating Account, and any other moneys held by the Company pursuant to this Indenture shall, to the extent consistent with withdrawals required to be made therefrom, be invested and reinvested by the Trustee, or the Operator, as agent for the Trustee as directed by the Operator, so long as the O&M Agreement remains in effect, and thereafter, as directed by the Company, in
(i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than thirty (30) days from the date acquired; (ii) certificates of deposit, but only if fully insured by the Federal Deposit Insurance Corporation, with maturities of not more than thirty (30) days from the date acquired, issued by a U.S. federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Corporation or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven (7) days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above; and (iv) commercial paper, other than commercial paper issued by the Company or any of its Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than thirty (30) days from the date acquired. Notwithstanding the foregoing, to the extent any that the combined balance in the Reserve Account and the Operating Account exceeds the amount required under
Section 5.1 of the O&M Agreement as it exists on the date hereof, the amount of such excess may be invested in securities with maturities longer than 30 days, up to six (6) months, so long as the maturity date is reasonably likely to occur before the funds are needed.

         Section 4.5 Security Interest in Reserve Account and Operating Account. The Company hereby assigns, conveys, mortgages, pledges and transfers to the Trustee and grants to the Trustee a continuing lien on and valid and enforceable security interest, prior in right to all other security interests, liens and encumbrances, in and to the Trustee as additional security for the payment of the principal and interest on the Notes all of the Company's right, title and interest, whether now existing or hereafter acquired, in and to the following (all being collectively referred to as the "Collateral"):

                  (a) all sums of money, from any source whatsoever, now or hereafter transferred to and comprising the Reserve Account and the Operating Account, including all cash proceeds derived from the Collateral and paid into the Account and any and all interest and dividends or other income derived from any such monies;

                  (b) all statements, certificates, passbooks and instruments representing the Reserve Account and the Operating Account and all dividends, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Reserve Account and the Operating Account;

                  (c) the Letter of Credit;

                  (d) all books, records, blueprints, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described in subparts (a) - (c) above or are otherwise necessary or helpful in the collection thereof of realization thereon; and

                  (e) to the extent not otherwise included, all additions, substitutions, replacements, proceeds and accessions of and to any and all of the Collateral.

SECTION 5.  PREPAYMENT OF NOTES.

         Section 5.1 Optional Prepayments . The Company shall have the privilege, on any Debt Service Payment Date, of prepaying all or any portion of the principal of the Notes (but if a portion, then not less than $100,000 or an integral multiple of $10,000 in excess thereof), by payment of the principal amount of the Notes to be prepaid, and accrued interest thereon to the date of prepayment. No prepayment shall be made on the Subordinated Notes until all principal and accrued interest, including deferred interest, shall have been paid on the Senior Notes. No premium or penalty shall be due on any prepayment under this Section 5.1.

         Section 5.2 Notice of Optional Prepayments . The Company will give written notice of any optional prepayment of principal of any of the Notes to each holder thereof (with a copy to the Trustee) not less than ten (10) days nor more than thirty (30) days before the date fixed for such optional prepayment specifying (a) such date, (b) the Section of this Indenture under which the prepayment is to be made, (c) the principal amount of the holder's Notes to be prepaid on such date, and (d) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice and accrued interest thereon shall become due and payable on the prepayment date.

         Section 5.3 Allocation of Partial Prepayments . The aggregate amount of each required or optional partial prepayment of the Notes shall be allocated first to the Senior Notes, among the holders of the Senior Notes to be prepaid at the time outstanding in proportion to the respective unpaid principal amounts of the Senior Notes to be prepaid then outstanding. No amount shall be allocated to the Subordinated Notes until all principal and accrued interest on the Senior Notes has been paid in full. To the extent that any Subordinated Notes are prepaid in compliance with the foregoing, the aggregate amount of each required or optional partial prepayment shall be allocated among the holders of the Subordinated Notes to be prepaid at the time outstanding in proportion to the respective unpaid principal amounts of the Subordinated Notes to be prepaid then outstanding.

SECTION 6.  REMEDIES OF THE TRUSTEE AND THE NOTEHOLDERS.

         Section 6.1 Definition of Event of Default; Acceleration of Maturity . The following events are hereby defined for all purposes of this Indenture as "Events of Default":

                  (a) The Company shall fail to pay the principal of or premium or interest on any Note when the same shall have become due; or

                  (b) Any Constituent Company shall fail to perform or comply with or cause to be performed or complied with any agreement, condition, covenant or term to be performed or complied with by it contained in any of the Mortgages, the Assignment or the Note Agreement and such failure shall not have been remedied within the period of grace, if any, allowed with respect thereto; or

                  (c) Any Constituent Company shall fail to perform or comply with or cause to be performed or complied with any agreement, condition, covenant or term contained in any covenant or agreement contained in Sections 3.4, 3.5, 3.8, 3.9, 3.11, 3.12, 3.13, 3.14 or 3.18 hereof, or default shall be made in the payment of the principal of or interest on any Indebtedness of the Company or any Constituent Company for borrowed money, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                  (d) Any Constituent Company shall fail to perform or comply or cause to be performed or complied with any agreement, condition, covenant or term contained in any other provision of this Indenture and such failure continues for more than thirty (30) days after the earlier of (i) notice from the Trustee to the Company specifying such failure and demanding the same to be remedied, or (ii) such failure shall first become known to any Responsible Officer of any Constituent Company; provided, that if cure of such failure reasonably requires more than 30 days, such period shall be extended to the extent required, so long as the Constituent Company diligently pursues such cure throughout such period; or

                  (e) Any Constituent Company shall be in default under any Power Sale Agreement and such default shall not have been remedied within the period of grace, if any, allowed with respect thereto; or

                  (f) Any warranty, representation or other statement by or on behalf of any Constituent Company contained in the Note Agreement, this Indenture or any Mortgage or Assignment or in any certificate or instrument furnished in compliance with or in reference to the Note Agreement, this Indenture or any Mortgage or Assignment is false or misleading in any material respect; or

                  (g) A custodian, receiver, liquidator or trustee of any Constituent Company or of any of the Property of any Constituent Company is appointed by court order and such order remains in effect for more than sixty
(60) days; or an order for relief is entered in respect of any Constituent Company, or any of the Property of any Constituent Company is sequestered by court order and such order remains in effect for more than sixty (60) days; or a petition is filed against any Constituent Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed or stayed within sixty (60) days after such filing; or

                  (h) Any Constituent Company files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

                  (i) Any Constituent Company is generally not paying its debts as such debts become due, or becomes insolvent or bankrupt, or makes an assignment for the benefit of creditors or a custodian (including, without limitation, receiver, liquidator or trustee) of such Constituent Company, or of all or any part of the Property of such Constituent Company, is appointed by court order or takes possession and such order remains in effect or such possession continues for more than sixty (60) days; or

                  (j) Final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Constituent Companies and any one of such judgments has been outstanding for more than thirty (30) days from the date of its entry or such lesser period of time as may be allowed for appeal from such judgment and has not been discharged in full or stayed.

         If one or more Events of Default shall happen and be continuing, then, and in each and every such case, but subject always to the provisions of Section
6.13 hereof, either the Trustee, by notice in writing to the Company, or the holders of not less than 25% in principal amount of the Notes then outstanding, by notice in writing to the Company and to the Trustee, may declare the principal amount of all Notes, if not already due and payable, to be immediately due and payable, and upon any such declaration all principal of and accrued interest on the Notes shall become and be immediately due and payable. At such time, the holders of the Subordinated Notes may exercise their conversion rights under Section 2.6(a), notwithstanding that this may occur prior to the fourth anniversary of the Effective Date, and the Company shall have no right of redemption under Section 2.6(b).

         Section 6.2 Completed Default; Acceleration of Maturity . Upon declaration by the Trustee or the holders of the Notes of the acceleration of maturity of the Notes in accordance with Section 6.1 (unless rescinded or annulled pursuant to Section 6.13) then the Company shall pay to the Trustee for the benefit of the holders of the Notes then outstanding, the whole amount which then shall have become due on all such Notes for principal of and interest on the Notes. In case the Company shall fail to pay the same forthwith, the Trustee, in its own name or as trustee of an express trust, shall be entitled to recover judgment for the whole amount so due and unpaid against the Company and/or any other obligor on the Notes. The right of the Trustee to recover such judgment shall not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture. The Trustee in its discretion may exercise in addition all other rights and powers described herein as it may deem best for the protection and enforcement of the interests and rights of the Trustee and of the holders of the Notes then outstanding.

         Section 6.3 Suits for Enforcement; Power of Sale . In case of the happening of an Event of Default as defined in Section 6.1, the Trustee from time to time in its discretion may exercise, in addition to all other rights and powers described herein or permitted under applicable law, all or any of the following powers as it may deem best for the protection and enforcement of the interests and rights of the Trustee and of the holders of the Notes then outstanding:

                  (a) the Trustee may in its own name and as trustee of an express trust protect and enforce its rights and the rights of the Noteholders by bringing such actions, at law or in equity or before any administrative tribunal, as the Trustee, being advised by counsel, shall deem appropriate, including, without limitation, actions for the specific performance of any covenant hereof, or of the Notes, and for the foreclosure of any one or more of the Mortgages; and the Trustee shall be entitled, in its own name and as trustee of an express trust, to recover judgment for any and all sums then, or during any Event of Default, becoming due and payable by the Company under any provision hereof or of the Notes or Mortgages, including, without limitation, any deficiency in the payment of all amounts due under the provisions hereof or of the Notes or Mortgages, remaining after any sale of the Mortgaged Property in foreclosure proceedings or by virtue of the Trustee's power of sale or otherwise, and, in addition thereto, such amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable attorneys' fees, and of other proceedings hereunder, and to collect out of the Property of each Constituent Company in any manner provided by law all amounts adjudged or decreed to be payable;

                  (b) the Trustee as a matter of contract right and not as a penalty shall be entitled to the appointment of a receiver of, or may enter upon and take possession of, all or any part of the Mortgaged Property and such receiver or the Trustee shall thereupon be entitled to operate all or any part of the Mortgaged Property and to make all expenditures and to take all actions necessary or desirable therefor, and to collect and retain all income and earnings arising from such Property or business;

                  (c) the Trustee may, with or without entry as aforesaid, sell all or any part of the Mortgaged Property at public or private sale, upon such notice, in such manner, at such time or times, and upon such terms consistent with the applicable laws of the respective States wherein such Mortgaged Property is located, as the Trustee may determine; and

                  (d) the Constituent Companies, to the extent permitted by law, shall not claim any rights under any stay, valuation, exemption or extension law, and each of them hereby waives any right of redemption which it may have in respect of the Mortgaged Property.

         Section 6.4 Foreclosure and Sale of Mortgaged Property . To the extent permitted by applicable law, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, in the event of any sale made under or by virtue of this Indenture, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or decree of foreclosure and sale, the whole of the Mortgaged Property may be sold in one parcel and as an entirety, or in separate parcels or lots, as the Trustee may reasonably determine, or as it may be directed by the written direction of the holders of not less than 66-2/3% in principal amount of the Notes then outstanding.

         Section 6.5 Adjournment of Sale . The Trustee may adjourn from time to time any sale by it to be made under the provisions of this Indenture, by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by law, the Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

         Section 6.6 Trustee May Execute Conveyances and Deliver Possession; Sale a Bar . Upon the completion of any sale or sales made under or by virtue of this Indenture, the Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed, or good and sufficient deeds, and other instruments conveying, assigning and transferring all its estate, right, title and interest in and to the premises, Properties, privileges and rights so sold. The Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of each Constituent Company, in its name and stead or in the name of the Trustee, to make all necessary conveyances, assignments, transfers and deliveries of the premises and the Property, privileges and rights so sold and for that purpose the Trustee may execute all necessary deeds and instruments of assignment and transfer, and may substitute one or more Persons with like power, each Constituent Company hereby ratifying and confirming all that its said attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, each Constituent Company, if so requested in writing by the Trustee, shall ratify and confirm any such sale or sales by executing and delivering to the Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Trustee, for the purpose and as may be designated in such request.

         Any such sale or sales made under or by virtue of this Indenture, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all estate, right, title, interest, claim or demand whatsoever, whether at law or in equity, of any Constituent Company, in and to the premises, Property, privileges and rights so sold, and shall be a perpetual bar both at law and in equity against such Constituent Company, its successors and assigns, and against any and all Persons claiming or who may claim the same, or any part thereof from, through or under any Constituent Company, its successors or assigns.

         Section 6.7 Receipt Sufficient Discharge for Purchaser . The receipt of the Trustee or of the court officer conducting any such sale for the purchase money paid at any such sale shall be a sufficient discharge therefor to any purchaser of the Property, or any part thereof, sold as aforesaid; and no such purchaser or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see the application of such purchase money upon or for any trust or purpose of this Indenture, or shall be answerable in any manner whatsoever for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the necessity or expediency of any such sale.

         Section 6.8 Sale to Accelerate Notes . In the event of any sale made under or by virtue of this Section 6, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a valid judgment or decree of foreclosure and sale, the principal of the Notes, if not previously due, immediately thereupon shall become due and payable, anything in the Notes or in this Indenture to the contrary notwithstanding.

         Section 6.9 Application of Proceeds of Sale . The purchase money proceeds or avails of any sale as a result of this Section 6, together with any other sums which then may be held by the Trustee under this Indenture as part of the Mortgaged Property or the proceeds thereof pursuant to this Section 6, shall be applied as follows:

                  First: To the payment pro rata of the reasonable costs and expenses of foreclosure or suit, if any, and of such sale, and to the extent permitted by applicable law, the reasonable compensation of the Trustee, its agents, attorneys and counsel, and of all proper expenses, liability and advances incurred or made hereunder by the Trustee, and of all taxes, assessments or Liens superior to the Lien of these presents, except any taxes, assessments, or other superior Lien subject to which said sale may have been made;

                  Second: To the amount of interest, including deferred interest, and principal then due and owing on the Senior Notes, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid, then ratably according to the aggregate amount of principal outstanding on such Senior Notes;

                  Third: To the payment of all sums then due and owing for Project Expenses pursuant to the O&M Agreement;

                  Fourth: To the payment of all Management Fees then due and owing pursuant to the O&M Agreement; and

                  Fifth: To the amount then owing or unpaid on the Subordinated Notes for principal and interest; and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Subordinated Notes, then ratably according to the aggregate of principal outstanding on such Notes; and

                  Sixth: To the payment of the surplus, if any, to the Company, its successors or assigns, upon the written request of the Company or to whomsoever may be lawfully entitled to receive the same.


         Section 6.10 Purchase of Mortgaged Property : To the extent permitted by applicable law, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, upon any sale made under or by virtue of this Indenture, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Trustee or any Noteholder or Noteholders may bid for and purchase the Mortgaged Property being sold, and upon compliance with the terms of sale, may hold, retain and possess and dispose of such Property in his or their own absolute right without further accountability; and any purchaser at any such sale may, in paying the purchase price, turn in any of the Notes in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon. In case the amounts so payable thereon shall be less than the amount due thereon, said Notes shall be returned to the holders thereof after a notation of such partial payment shall have been made thereon.

         Section 6.11 Trustee Entitled to Appointment of Receiver . To the extent permitted by applicable law, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, each Constituent Company further covenants that upon the happening of any Event of Default and thereafter during the continuance of such Event of Default unless the same shall have been waived as hereinafter provided, the Trustee shall be entitled, as a matter of right, if it shall so elect, (a) forthwith and without declaring the principal of the Notes to be due and payable, or (b) after declaring the same to be due and payable, or (c) with or without the filing of a bill in equity to foreclose the lien on this Indenture with respect to any or all of the Mortgaged Property or to enforce the specific performance hereof or in aid thereof or with or without the commencement of any other judicial proceeding to enforce any right of the Trustee or of the holders of the Notes, to the appointment of a receiver or receivers of all or part of the Mortgaged Property and of all the earnings, revenues rents, issues, profits and income thereof, with such powers as the court making such appointment shall confer, which may include any or all of the powers which the Trustee is authorized to exercise by the provisions of Section 6.3(b). Each Constituent Company, if requested so to do by the Trustee, will consent to the appointment of any such receiver as aforesaid.

         Section 6.12 Trustee May Enforce Rights Without Notes . All rights of action under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes and without the production thereof at any trial or other proceedings relative thereto. Any such suit or proceedings instituted by the Trustee shall be brought in its own name or as Trustee, and any recovery of judgment shall be, subject to the rights of the Trustee, for the ratable benefit of the holders of the Notes outstanding.

         Section 6.13 Notice of Event of Default; Waiver . The Trustee shall promptly after obtaining actual knowledge of any Default or Event of Default give notice thereof by mail, first-class postage prepaid, to the holders of all Notes at the time outstanding. The holders of at least 66-2/3% in principal amount of the Notes at the time outstanding hereunder may waive any Default or Event of Default hereunder and its consequences which result from the failure of any Constituent Company to comply with any provisions of this Indenture, compliance with which can be waived by such holders pursuant to Section 8.2. In case of any such waiver, or in case any proceedings taken on account of any such Default or Event of Default shall be discontinued or abandoned or determined adversely to the Trustee, then and in every such case, each Constituent Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder respectively. No such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         Section 6.14 Limitation on Noteholders' Right to Sue . No holder of any Note shall have any right to institute any suit, action or proceeding at law or in equity growing out of any provision of this Indenture, or for the foreclosure or enforcement of this Indenture, unless and until an Event of Default shall have happened and unless and until such holder shall have previously given to the Trustee written notice of the happening of such Event of Default and of the continuance thereof as hereinbefore provided, and also (except as hereinafter provided) unless and until the holders of at least 25% in principal amount of the Notes then outstanding shall have made written request upon the Trustee and shall have afforded to it a reasonable opportunity to institute such action, suit or proceeding in its own name, and unless also the Trustee shall have been offered security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have neglected or refused to institute any such action, suit or proceeding within a reasonable time after receipt of such notification, request and offer of indemnity; and such notification, request, offer of indemnity and refusal or neglect are hereby declared in every such case to be conditions precedent to the institution by such Noteholder of any such action, suit or proceeding; it being understood and intended and being expressly covenanted by the holder of every Note with every other holder and with the Trustee that no one or more holders of the Notes shall be entitled to take any action or institute any such suit to enforce the payment of his Notes if and to the extent that the taking of such action or the institution or prosecution of any such suit or the entry of judgment therein would under applicable law result in a surrender, impairment, waiver or loss of the Lien of this Indenture upon the Mortgaged Property, or any part thereof, as security for Notes held by any other Noteholder, or shall have any right in any manner whatever to affect, disturb or prejudice the rights of the holders of any other of the Notes, or to enforce any right hereunder, except in the manner herein provided, and for the equal, ratable and common benefit of all holders of the Notes. Nothing in this
Section 6 or elsewhere in this Indenture or in the Notes contained, however, shall affect or impair the obligation of the Company, which is unconditional and absolute, to pay the principal of, and the interest on, the Notes to the respective holders of the Notes, in the manner and at the time and places therein respectively expressed, nor shall it affect or impair the right of the respective holders of the Notes, by an action at law upon the promises to pay therein contained, to enforce such payment.

         Section 6.15 Remedies Cumulative . No remedy herein conferred upon or reserved to the Trustee or to the holders of the Notes is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         Section 6.16 Delay or Omission Not a Waiver . No delay or omission of the Trustee, or of any holder of the Notes, to exercise any right or power accruing upon any Default or Event of Default, shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Indenture to the Trustee or to the holders of the Notes may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the holders of the Notes.

         Section 6.17 Waiver of Extension, Appraisement, Stay, Laws . The Constituent Companies will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Indenture; nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisement of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted by the United States of America or by any state or territory, or otherwise, to redeem the Property so sold or any part thereof; and each Constituent Company hereby expressly waives all benefits or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Trustee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.

         Section 6.18 Control of Remedies by Noteholders . Notwithstanding any other provision of this Section 6, the holders of at least 66-2/3% in principal amount of the Notes from time to time outstanding shall have the right, by an instrument in writing delivered to the Trustee, to determine which of the remedies herein set forth shall be adopted and to direct the time, method and place of conducting all proceedings to be taken under the provisions of this Indenture for the enforcement thereof or of the Notes; provided, however, that the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or would be unjustly prejudicial to holders of Notes not parties to such direction.

         Section 6.19 Trustee may File Proofs of Claims . The Trustee is hereby appointed, and each and every holder of the Notes, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such holder, with authority to make or file, in its own name as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, arrangement, reorganization or other judicial proceedings relative to the Company or any other obligor upon the Notes or the other Constituent Companies or to their respective creditors or Property, any and all claims, proofs of debt, petitions, consents, other documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Notes allowed in any such proceeding, and to collect and receive any moneys or other Property payable or deliverable on any such claim, proof of debt, petition or other document and to distribute the same after the deduction of the charges and expenses of the Trustee, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as they may deem necessary or advisable in order to enforce in any such proceedings any of the claims of the Trustee and of any such holders in respect of any of the Notes; and any receiver, assignee, trustee or debtor in any such proceedings is hereby authorized, and each and every holder of the Notes, by receiving and holding the same, shall be deemed to have authorized any such receiver, assignee, trustee or debtor, to make any such payment or delivery to or on the order of the Trustee, and in the event that the Trustee shall consent to the making of such payments or deliveries directly to the holders of the Notes to pay to the Trustee any amount due it for compensation and expenses, including reasonable counsel fees, incurred by it down to the date of such payment or delivery; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any holder of Notes, any plan of reorganization or readjustment of the Company affecting the Notes or the rights of any holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any holder of any Note in any such proceedings.

         Section 6.20 Right of Trustee to Perform Covenants, etc . If any Constituent Company shall fail to make any payment or perform any act required to be made or performed hereunder, the Trustee, without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of one or more of the Constituent Companies, and may enter upon the Mortgaged Property or any part thereof for such purpose and take all such action thereof as, in the opinion of the Trustee, may be necessary or appropriate therefor. All sums so paid by the Trustee and all costs and expenses (including without limitation, reasonable attorneys' fees and expenses) so incurred, together with interest thereon at the "prime rate" as published by The Wall Street Journal on the date such costs was incurred, from the date of payment or incurrence, shall be secured hereby in priority to the indebtedness evidenced by the Notes and shall be paid by the Company to the Trustee on demand. The Trustee in making any payment authorized under this Section relating to taxes or assessments may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien or title or claim thereof. The Trustee, in performing any act hereunder, shall be the sole judge of whether any Constituent Company is required to perform the same under the terms of this Indenture.

         Section 6.21 Remedies Subject to Provisions of Law . All rights, remedies and powers provided by this Section 6 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Section 6 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid or unenforceable under the provisions of any applicable law.

SECTION 7.  CONCERNING THE TRUSTEE.

         The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions hereof, including the following, to all of which the Constituent Companies and the respective holders of the Notes at any time outstanding by their acceptance thereof agree:

         Section 7.1 Duties of Trustee . The Trustee undertakes (a) except while an Event of Default actually known to the Trustee shall have occurred and be continuing, to perform such duties and only such duties as are specifically set forth in this Indenture, and (b) while an Event of Default actually known to the Trustee shall have occurred and be continuing, to exercise such of the rights and powers as are vested in it by this Indenture, and to use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of instruments furnished to the Trustee pursuant to the provisions of this Indenture, shall examine the same to determine whether or not such instruments appear to conform to the requirements of this Indenture.

         Section 7.2 Trustee's Liability . No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, negligent failure to act, or its own willful misconduct, except that:

                  (a) unless an Event of Default shall have occurred and be continuing, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee but the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture; and

                  (b) in the absence of bad faith on the part of the Trustee, the Trustee may rely upon the authenticity of, and the truth of the statements and the correctness of the opinions expressed in, and shall be protected in acting upon, any resolution, Officer's Certificate, Opinion of Counsel, Note, request, notice, consent, waiver, order, signature guaranty, notarial seal, stamp, acknowledgment, verification, appraisal, report, stock certificate or other paper or document believed by the Trustee to be genuine and to have been signed, affixed or presented by the proper party or parties; and

                  (c) in the absence of bad faith on the part of the Trustee, whenever the Trustee, or any of its agents, representatives, experts or counsel, shall consider it necessary or desirable that any matter be proved or established, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officer's Certificate; provided, however, that the Trustee, or such agent, representative, expert or counsel, may require such further and additional evidence and make such further investigation as it or they may consider reasonable; and

                  (d) the Trustee may consult with counsel and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered hereunder in good faith and in accordance with such advice or Opinion of Counsel; and

                  (e) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction or request of a holder or holders of the Notes with which the Trustee is required by the provisions hereof to comply; and

                  (f) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (g) the Trustee shall not be deemed to have knowledge of any Default or Event of Default unless and until a responsible officer or employee of the Trustee shall have actual knowledge thereof or have received written advice thereof from the holder of any Note; and

                  (h) whether or not an Event of Default shall have occurred, the Trustee shall not be under any obligation to take any action under this Indenture (including action under Section 6.18 hereof) which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it by the security afforded to it by the terms of this Indenture, unless and until requested in writing so to do by one or more holders of Notes, outstanding hereunder and furnished, from time to time as they may require, with reasonable security and indemnity; and

                  (i) whether or not an Event of Default shall have occurred, whenever it is provided in this Indenture that the Trustee consent to any act or omission by any Person or that the Trustee exercise its discretion in any manner, the Trustee may (but need not) seek the written acquiescence of the holders of at least 66-2/3% in principal amount of the Notes then outstanding and, unless written evidence of such acquiescence has been received by the Trustee, it shall be fully justified in refusing so to consent or so to exercise its discretion.

         Section 7.3 No Responsibility of Trustee for Recitals . The recitals and statements contained herein and in the Notes (except for the Trustee's certificate of authentication endorsed on the Notes) shall be taken as the recitals and statements of each Constituent Company, and the Trustee assumes no responsibility for the correctness of the same.

         The Trustee makes no representation as to the validity or sufficiency of this Indenture, or of the Notes secured hereby, the security hereby or thereby afforded, the title of any Constituent Company to the Mortgaged Property or the descriptions thereof, or the filing or recording or registering of this Indenture or any other document.

         The Trustee shall not be concerned with or accountable to anyone for the use or application of any deposited moneys which shall be released or withdrawn in accordance with the provisions of this Indenture or of any Property or securities or the proceeds thereof which shall be released from the Lien hereof in accordance with the provisions of this Indenture.

         Section 7.4 Compensation and Expenses of Trustee; Indemnification; Lien Therefor . The Company covenants to pay to the Trustee such compensation for its services hereunder as shall be agreed to by the Company and the Trustee, or, in the absence of such agreement, reasonable compensation therefor (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); provided, that so long as the Trustee is also a Noteholder, such compensation shall be $1.00 per year. In addition, the Company covenants to pay, or reimburse, the Trustee for all reasonable expenses incurred hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of any of its "non-routine" powers and duties hereunder as Trustee; provided however, that reimbursement of compensation, expenses and disbursements covered under Section 9.11 shall be subject to the same limits as are contained therein. For the purposes hereof, "non-routine" duties are those, such as filing UCC continuation statements, which the Trustee would not also perform in its capacity as one of two or more Noteholders.

         The Company will also indemnify and save the Trustee, its agents, employees and representatives, harmless against any expenses (including reasonable attorneys' fees), liabilities and damages, not arising from its own willful default or negligence, which it or any of them may incur in the exercise and performance of its rights, powers, trusts, duties and obligations hereunder.

         As security for the performance of the obligations of the Company under this Section 7.4, the Trustee shall be secured hereby in priority to the Indebtedness evidenced by the Notes.

         Section 7.5 Moneys Received by Trustee; Trust Funds Segregation . All moneys received by the Trustee under or pursuant to any provision of this Indenture shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from other moneys, and may be held or deposited under such conditions as may be prescribed by law for trust funds.

         Section 7.6 Trustee May Hold Notes . The Trustee or any officer or director of the Trustee may acquire and hold Notes, offset funds or deposits with it other than funds held by it as Trustee and otherwise deal with the Constituent Companies or with any other company having relations with any of the Constituent Companies, in the same manner and to the same extent and with like effect as though it were not Trustee or such officer or director; provided that nothing contained in this Section 7.6 shall be deemed to modify, amend or waive any of the duties and obligations of the Trustee to the holders of the Notes as set forth in this Indenture.

         Section 7.7 Resignation of Trustee . The Trustee may resign and be discharged from the trusts created hereby. Such resignation shall be accomplished by delivering notice thereof, by first-class mail, postage prepaid, to the Company and all holders of the Notes at the time outstanding, specifying a date (not earlier than sixty (60) days after the date of such notice) when such resignation shall take effect.

         Such resignation shall take effect on the day specified in such notice, unless previously a successor Trustee shall have been appointed as provided in
Section 7.10, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee.

         Section 7.8 Removal of Trustee . The Trustee may be removed at any time, but only for the reasons specified in Section 7.7, by an instrument or instruments in writing executed by the holders of at least 66-2/3% in aggregate principal amount of the Notes at the time outstanding and delivered to the Trustee with a copy to the Company, specifying the removal and the date when it shall take effect.

         Section 7.9 Appointment of Successor Trustee . In case at any time the Trustee shall resign or be removed or become incapable of acting, a successor Trustee may be appointed by the holders of at least 66-2/3% in aggregate principal amount of the Notes at the time outstanding, so long as such successor is reasonably acceptable to the Company, by an instrument or instruments in writing executed by such Noteholders and filed with such successor Trustee with a copy of such instrument or instruments to the Company.

         Until a successor Trustee shall be so appointed by the Noteholders, the Company shall appoint a successor Trustee to fill such vacancy, by an instrument in writing delivered to the successor Trustee. If all or substantially all of the Mortgaged Property shall be in the possession of one or more receivers, trustees, liquidators or assignees for the benefit of creditors, then such receivers, trustees, custodians, liquidators or assignees may, by an instrument in writing delivered to the successor Trustee, appoint a successor Trustee. Promptly after any such appointment, the Company, or any such receivers, trustees, custodians, liquidators or assignees, as the case may be, shall give notice thereof by first class mail, postage prepaid, to each holder of Notes at the time outstanding.

         Any successor Trustee so appointed by the Company, or such receivers, trustees, custodians, liquidators or assignees, shall immediately and without further act be superseded by a successor Trustee appointed by the holders of a 66-2/3% in aggregate principal amount of the Notes then outstanding.

         If a successor Trustee shall not be appointed pursuant to this Section within ninety (90) days after a vacancy shall have occurred in the office of Trustee, the holder of any Note or such retiring Trustee (unless the retiring Trustee is being removed) may apply to any court of competent jurisdiction to appoint a successor Trustee, and such court may thereupon, after such notice, if any, as it may consider proper, appoint a successor Trustee.

         Section 7.10 Succession of Successor Trustee . Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and the predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without any further act, deed, conveyance or transfer, shall become vested with the title to the Mortgaged Property, and with all the rights, powers, trusts, duties and obligations of the predecessor Trustee in the trust hereunder, with like effect as if originally named as Trustee herein.

         Upon the request of any such successor Trustee, however, the Constituent Companies and the predecessor Trustee shall execute and deliver such instruments of conveyance and further assurances and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee the title to the Mortgaged Property and all such rights, powers, trusts, duties and obligations of the predecessor Trustee hereunder, and the predecessor Trustee shall also assign and deliver to the successor Trustee any property subject to the Lien of this Indenture which may then be in its possession.

         Any Trustee which has resigned or been removed shall nevertheless retain all rights of indemnity, including any Lien upon the Mortgaged Property afforded to it by Section 7.4.

         Section 7.11 Eligibility of Trustee . The Trustee may be a Note Holder or other Person appointed by the Noteholders and approved by the Company, which approval shall not be unreasonably withheld or delayed.

         Section 7.12 Successor Trustee by Merger . Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.

SECTION 8.  SUPPLEMENTAL INDENTURES; WAIVERS.

         Section 8.1 Supplemental Indentures Without Noteholders' Consent . The Constituent Companies and the Trustee from time to time and at any time, subject to the restrictions in this Indenture contained, may, without consent of the holders of the Notes, enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof for any one or more or all of the following purposes:

                  (a) to add to the covenants and agreements to be observed by, and to surrender any right or power reserved to or conferred upon, any of the Constituent Companies;

                  (b) to evidence the succession of another business entity to any of the Constituent Companies, or successive successions, and the assumption by the successor entity to the covenants, agreements and obligations of such Constituent Company; provided that any such succession and assumption is permitted by the terms of this Indenture;

                  (c) to subject to the Lien of this Indenture additional Property hereafter acquired by any of the Constituent Companies or others and intended to be subjected to the Lien of the Indenture, and to correct or amplify the description of any Property subject to the Lien of this Indenture;

                  (d) to permit the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, or any similar Federal statute hereafter in effect, except that nothing herein contained shall permit or authorize the inclusion of the provisions referred to in Section 316(a)(2) of said Trust Indenture Act of 1939 or any corresponding provision in any similar Federal statute hereafter in effect; or

                  (e) for any other purpose not inconsistent with the terms of this Indenture, or to cure any ambiguity or cure, correct or supplement any defect or inconsistent provision of this Indenture or any supplement;

and the Constituent Companies covenant to perform all requirements of any such supplemental indenture. No restriction or obligation imposed upon any of the Constituent Companies may, except as otherwise provided in this Indenture, be waived or modified by such supplemental indentures, or otherwise.

         Section 8.2 Waivers and Consents by Noteholders; Supplemental Indentures With Noteholders' Consent . Upon the waiver or consent of the holders of at least 66-2/3% in aggregate principal amount of the Notes at the time outstanding (a) a Constituent Company may take any action prohibited, or omit the taking of any action required, by any of the provisions of this Indenture or any indenture supplemental hereto, or (b) the Constituent Companies and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding, changing, or eliminating any provisions of this Indenture or of any indenture supplemental hereto or modifying in any manner the rights and obligations of the holders of the Notes and the Constituent Companies; provided that no such waiver or supplemental indenture shall:

                           (i) impair or affect the right of any holder to
                  receive payments or prepayments of the principal of and interest on its Note, as therein and herein provided, without the consent of such holder;

                           (ii) permit the creation of any Lien prior to, or on
                  a party with, the Lien of this Indenture with respect to any of the Mortgaged Property, without the consent of the holders of all the Notes at the time outstanding;

                           (iii) effect the deprivation of any holder of the
                  Notes of the benefit of the Lien of this Indenture upon all or any part of the Mortgaged Property without the consent of such holder of the Notes;

                           (iv) reduce the percentage of the aggregate principal
                  amount of Notes the holders of which are required to waive any provision or consent to the taking of any such action or the execution of any supplemental indenture pursuant to this Section, without the consent of the holders of all of the Notes at the time outstanding; or

                           (v) modify the rights, duties or immunities of the
                  Trustee without its consent.

         Section 8.3 Notice of Supplemental Indenture . Promptly after the execution by the Constituent Companies and the Trustee of any supplemental indenture or agreement pursuant to the provisions of Section 8.1 or 8.2 hereof, the Company shall give written notice, setting forth in general terms the substance of such supplemental indenture together with a conformed copy thereof, mailed first class postage prepaid, to each holder of the Notes at its address set forth in the Note Register. Any failure of the Company to give such notice, or any defect therein, shall not, however in any way impair or affect the validity of any such supplemental indenture or agreement.

         Section 8.4 Opinion of Counsel Conclusive as to Supplemental Indenture. The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture authorized or permitted by the terms of this Indenture to make the further agreements and stipulations which may be therein contained, and the Trustee may receive an Opinion of Counsel and an Officer's Certificate as conclusive evidence that any supplemental indenture executed pursuant to the provisions of this Section 8 complies with the requirements of this Section 8.

SECTION 9.  MISCELLANEOUS.

         Section 9.1 Evidence of Action by Noteholders . Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by holders of the Notes in person or by attorney or proxy appointed in writing. The holding by any Person of any of the Notes shall be proved by the Note Register.

         Section 9.2 Defeasance . If the Company shall pay and discharge the whole amount of the principal of and interest on all Notes at the time outstanding and shall pay or cause to be paid all other sums payable hereunder as and when due and payable, then and in that case all Property, rights and interests hereby conveyed or assigned or pledged shall revert to the Company, and the estate, right, title and interest of the Trustee and the holders of the Notes therein shall thereupon cease, terminate and become void; and the Trustee, in such case, on demand of the Company and at its cost and expense, shall execute and deliver to the Company a proper instrument or proper instruments acknowledging the satisfaction and termination of this Indenture, and shall convey, assign and transfer, or cause to be conveyed, assigned or transferred, and shall deliver or cause to be delivered, to the Company, all Property, including money, then held by the Trustee, other than moneys deposited with the Trustee for the payment of the principal of and interest on any Notes.

         The indemnities of the Company to the Trustee contained in Section 7.4 shall survive such payment and discharge of the Notes and such satisfaction and termination of this Indenture.

         Section 9.3 Release of Lien . If the Company shall pay and discharge the whole amount of the principal of and interest on the Notes as and when the same shall be due and payable and shall pay or cause to be paid all other sums payable hereunder, all Mortgaged Property, rights and interests hereby conveyed, assigned or pledged shall revert to the Company, and the Trustee, on request of the Company and at its cost and expense, shall execute and deliver a proper instrument releasing the Lien of this Indenture and the Mortgages, and this Indenture shall cease and be of no further force or effect.

         Section 9.4 Indenture for Benefit of Parties Hereto . Nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon or to give to, any Person other than the parties hereto, and the holders of the Notes, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements in this Indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and the holders of the Notes.

         Section 9.5 Severability . In case any one or more of the provisions contained in this Indenture or in the Notes shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         Section 9.6 Addresses for Notices and Demands . Any notice to or demand upon the Trustee may be served or presented, and such demand may be made, at the principal office of the Trustee, 2211 Congress Street, Portland, Maine, 04122,
Attention: Mr. David Murray. Any notice to or demand upon the Company shall be deemed to have been sufficiently given or served by the Trustee for all purposes by being mailed by registered or certified mail, postage prepaid, addressed to the Company, P.O. Box 8597, 1311 A Miller Road, Greenville, SC 29604, Fax:
864-281-9634, or to the Company at such other address as may be filed in writing by the Company with the Trustee. Any notice or report required by any provision of this Indenture to be given or made to holders of the Notes shall be deemed to have been sufficiently given or made if copies thereof are mailed by registered or certified mail, postage prepaid, in a post office letter box, or sent via facsimile transmission or by courier, addressed to each holder of the Notes at the address of such holder set forth in the Register.

         Section 9.7 Successors and Assigns . Whenever in this Indenture any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all the covenants, promises and agreements in this Indenture contained by or on behalf of any of the Constituent Companies, or by or on behalf on the Trustee, shall bind and inure to the benefit of the respective successors and assigns, whether so expressed or not.

         Section 9.8 Counterparts; Descriptive Headings . This Indenture is being executed in any number of counterparts, each of which is an original and all of which are identical. Each counterpart of this Indenture is to be deemed an original hereof and all counterparts collectively are to be deemed but one instrument. All signatures need not be on the same counterpart. The descriptive headings of the several Sections of and Exhibits to this Indenture were formulated, used and inserted in this Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 9.9 Governing Law . This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of Maine.

         Section 9.10 No Personal Recourse . No personal recourse shall be had for any claim based on this Indenture or the Notes against any owner of an interest in the Constituent Companies, or any officer or employee, past, present or future, of any such Constituent Company or of any successor body as such; provided that the foregoing shall not limit the right of any Person to name one or more of the Constituent Companies as a party defendant in any action or suit for collection or foreclosure or in the exercise of any other remedy under this Indenture or the Notes, so long as no judgment seeking personal liability shall be asked for, taken or enforced against any owner of an interest in the Constituent Companies, or any officer or employee, past, present or future, of any such Constituent Company or of any successor body as such, and any pleadings and docket entries relating thereto shall so indicate.

         Section 9.11 Reimbursement of Noteholder Expenses . The Company covenants to pay, or reimburse, the Noteholders for the reasonable expenses of such agents, representatives, experts and counsel as the Noteholders may employ for such matters as review of budgets, determining fair market value, evaluating the performance of the Operator, evaluating the continuing economic viability of the Projects, etc.; provided however, that reimbursement of compensation, expenses and disbursements for such agents, representatives, and experts shall be limited to $10,000 in calendar year 1999 and $5,000 in each subsequent year, with unused balances carrying forward to subsequent years.

         IN WITNESS WHEREOF, Aquenergy Systems, Inc. has caused this Indenture to be executed on its behalf; and UNUM Life Insurance Company of America, in evidence of its acceptance of the trusts hereby created, has caused this Indenture to be executed on its behalf and its corporate seal to be hereto affixed and attested, all as of the date first above written.


                                        AQUENERGY SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Its:

ATTEST:


-------------------------
              , Secretary


                                        UNUM LIFE INSURANCE COMPANY
                                        OF AMERICA, as Trustee


                                        By:
                                           -------------------------------------
                                           Its:

         In consideration of the benefit to the undersigned derived from use of the proceeds of the Notes by the Company, the undersigned hereby executes the foregoing Indenture for the purpose of acknowledging that Properties owned by it are subject to Liens of the Trustee under said Indenture and that said Indenture imposes certain obligations on it and on the ownership and operation of the Projects owned by it, all of which obligations the undersigned covenants to perform as set forth above.


                                        CONEROSS POWER CORPORATION


                                        By:
                                           -------------------------------------
                                           Its:

ATTEST:



-------------------------
              , Secretary

                                   SCHEDULE I

                       PROJECTS AND POWER SALE AGREEMENTS


                                                       Power Purchasers; Date of
 Project                         Location                      Agreement
 -------                         --------              -------------------------
 Woodside I              12 Mile Creek, Pickens          Duke Power Company;
                         County, South Carolina          February 13, 1998

 Woodside II             12 Mile Creek, Pickens          Duke Power Company;
                         County, South Carolina          February 13, 1998

 Ware Shoals             Saluda River, Laurens and       Duke Power Company;
                         Greenwood Counties,             February 13, 1998
                         South Carolina

 Apalache                South Tyger River,              Duke Power Company;
                         Spartanburg County, South       February 13, 1998
                         Carolina

 Piedmont                Saluda River, Greenwood         Duke Power Company;
                         and Anderson Counties,          February 13, 1998
                         South Carolina

 Coneross                Oconee County, South            City of Seneca,
                         Carolina                        S. Carolina;
                                                         July 10, 1985,
                                                         amended March 9,
                                                         1988

 Fries                   New River, Grayson              Virginia Electric
                         County, Virginia                Power Company
                                                         (July 29, 1988) and
                                                         Appalachian Power
                                                         Company (April 28,
                                                         1994)


                               EXHIBIT 3.17(a)(i)

                           FORM OF POWER SALES REPORT

                               EXHIBIT 3.17(a)(ii)

                               FORM OF CASH REPORT

                                 EXHIBIT 3.17(d)

                                     BUDGET